                                                                   EXHIBIT 10.32

                                                                  EXECUTION COPY





                               U.S. $150,000,000

                                CREDIT AGREEMENT


                                     AMONG


                          WESTERN NATIONAL CORPORATION
                                  AS BORROWER,


                           FIRST UNION NATIONAL BANK
                               OF NORTH CAROLINA
                        AND OTHER LENDERS NAMED HEREIN,
                                  AS LENDERS,


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                   AS AGENT,

                                      AND

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                  AS CO-AGENT

                               FEBRUARY 20, 1997

                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                                       DEFINITIONS

        1.1        Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
        1.2        Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
        1.3        Cross References; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
        1.4        Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
        1.5        Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

                                                        ARTICLE II

                                                REVOLVING CREDIT FACILITY

        2.2        Committed Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
        2.3        Bid Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
        2.4        Disbursements; Funding Reliance; Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . .  -23-
        2.5        Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
        2.6        Termination and Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
        2.7        Mandatory Payment and Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
        2.8        Voluntary Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
        2.9        Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
        2.10       Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
        2.11       Interest Periods.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
        2.12       Conversions and Continuations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
        2.13       Method of Payments; Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
        2.14       Recovery of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
        2.15       Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
        2.16       Pro Rata Treatment; Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
        2.17       Increased Costs; Change in Circumstances; Illegality; etc. . . . . . . . . . . . . . . . . . . .  -31-
        2.18       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
        2.19       Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-

                                                       ARTICLE III

                                           CONDITIONS OF CLOSING AND BORROWING

        3.1        Conditions of Closing and Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
        3.2        Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
        3.3        Waiver of Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES

        4.1        Corporate Organization and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
        4.2        Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
        4.3        Litigation; Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
        4.4        Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
        4.5        Conflicts With Other Instruments, Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
        4.6        Governmental Compliance; Insurance Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
        4.7        Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
        4.8        Margin Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
        4.9        Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
        4.10       Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
        4.11       Ownership of Properties, Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
        4.12       Business Locations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
        4.13       Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
        4.14       Subsidiaries; Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
        4.15       Investment Company Act; Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . .  -41-
        4.16       Employee Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
        4.17       Financial Statements of the Borrower and its Insurance Subsidiary. . . . . . . . . . . . . . . .  -42-
        4.18       SAP Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
        4.19       Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
        4.20       Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
        4.21       Assets for Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
        4.22       Trade Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
        4.23       Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
        4.24       Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
        4.25       Employees and Labor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
        4.26       Reinsurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        4.27       Policies of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-

                                                        ARTICLE V

                                                  AFFIRMATIVE COVENANTS

        5.1        Repayment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        5.2        Performance Under Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        5.3        Reports, Certificates and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        5.4        Corporate Existence; Foreign Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
        5.5        Books, Records and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
        5.6        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        5.7        Taxes and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        5.8        Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        5.9        COBRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        5.10       Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-

        5.11       Maintenance of Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        5.12       Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        5.13       Interest Rate Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-

                                                        ARTICLE VI

                                                    NEGATIVE COVENANTS

        6.1        Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
        6.2        Adjusted Statutory Capital and Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
        6.3        Ratio of Consolidated Indebtedness to Total Capitalization . . . . . . . . . . . . . . . . . . .  -52-
        6.4        Risk Based Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
        6.6        Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
        6.7        Reinsurance Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
        6.8        Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
        6.9        Mergers, Consolidations and Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
        6.10       Change in Ownership; Issuance of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
        6.11       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
        6.12       Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
        6.13       Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
        6.14       Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
        6.15       Stock of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
        6.16       Negative Pledge Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
        6.17       Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
        6.18       Certain Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
        6.19       Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-

                                                       ARTICLE VII

                                                    EVENTS OF DEFAULT

        7.1        Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-

                                                       ARTICLE VIII

                                       RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT;
                                                 INTERCREDITOR PROVISIONS

        8.1        Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
        8.2        Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
        8.3        Intercreditor Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
        8.4        Rights and Remedies Cumulative; Non-waiver; Etc  . . . . . . . . . . . . . . . . . . . . . . . .  -60-

                                                        ARTICLE IX

                                                        THE AGENT

        9.1        Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
        9.2        Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
        9.3        Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
        9.4        Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
        9.5        Non-Reliance on Agent and Other Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
        9.6        Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
        9.7        Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
        9.8        The Agent in its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
        9.9        Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
        9.10       Co-Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-

                                                        ARTICLE X

                                              ASSIGNMENTS AND PARTICIPATIONS

        10.1       Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
        10.2       Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
        10.3       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-

                                                        ARTICLE XI

                                                      MISCELLANEOUS

        11.1       Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
        11.3       Governing Law; Consent to Jurisdiction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
        11.4       Arbitration; Preservation and Limitation of Remedies . . . . . . . . . . . . . . . . . . . . . .  -67-
        11.5       Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
        11.6       Indemnification of the Agent and the Lenders . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
        11.7       Waivers by the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
        11.8       Assignment and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
        11.9       Amendment or Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
        11.10      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
        11.11      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
        11.12      Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
        11.13      Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
        11.14      Conflict of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
        11.15      Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
        11.16      Syndication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-

                                    EXHIBITS

Exhibit A-1               Form of Committed Loan Note
Exhibit A-2               Form of Bid Loan Note
Exhibit B-1               Form of Notice of Committed Borrowing
Exhibit B-2               Form of Notice of Conversion/Continuation
Exhibit C-1               Form of Bid Request
Exhibit C-2               Form of Invitation for Bids
Exhibit C-3               Form of Bid
Exhibit D                 Form of Assignment and Acceptance
Exhibit E-1               Form of Compliance Certificate (GAAP Financial Statements)
Exhibit E-2               Form of Compliance Certificate (Statutory Financial Statements)
Exhibit F                 Form of Funding Loss Methodology
Exhibit G                 Form of Opinion of Borrower's Counsel


                                   SCHEDULES

Schedule 4.3              Claims Against Borrower
Schedule 4.6              Good Standing and Jurisdictions of Insurance Subsidiary
Schedule 4.12             Borrower Affiliate Offices
Schedule 4.14             Subsidiaries and Affiliates
Schedule 4.16             Employee Plans Disclosures
Schedule 4.20             Environmental Matters
Schedule 4.26             Reinsurance Agreements
Schedule 6.6              Existing Liens
Schedule 6.8              Life Insurance Lines of Business
Schedule 6.12             Business Activities
Schedule 6.16             Negative Pledge Agreements

                                                                  EXECUTION COPY


                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 20th day of February, 1997 (the "Credit Agreement" or the "Agreement"), is by and between

         WESTERN NATIONAL CORPORATION, a Delaware corporation with its principal offices in Houston, Texas (the "Borrower"); and

         FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina ("First Union"), the financial institutions listed on the signature pages hereof, and the other banking and financial institutions that may become a party hereto pursuant to ARTICLE X hereof (collectively the "Lenders"); FIRST UNION, as agent for the Lenders (in such capacity, the "Agent"); and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association with its principal offices in Houston, Texas (the "Co-Agent").

                                    RECITALS

         A. The Borrower has requested the Lenders to extend credit to it on a revolving basis in an aggregate principal amount of up to $150,000,000 to be used (i) to repay the Borrower's outstanding senior revolving credit facility and (ii) to provide funds for general corporate purposes.

         B. The Lenders are willing to extend such revolving credit pursuant to the terms and subject to the conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Defined Terms. For purposes of this Credit Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

         "Absolute Rate" shall have the meaning given to such term in SECTION 2.3(C)(V).

         "Absolute Rate Auction" shall mean a solicitation of Bids setting forth Absolute Rates pursuant to SECTION 2.3.

         "Absolute Rate Loan" shall mean, at any time, any Bid Loan that bears interest at such time at an Absolute Rate established pursuant to an Absolute Rate Auction.

         "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the LIBOR Rate plus the LIBOR Committed Margin, each as in effect at such time.

         "Adjusted Statutory Capital and Surplus" shall mean, as to the Insurance Subsidiary, as of any date, the sum of the amount of statutory capital and surplus as shown on page 3, column 1, line 38 of the Annual Statement, plus the amount of any asset valuation reserve maintained by the Insurance Subsidiary in accordance with SAP set forth on page 3, column 1, line
24.1 of the Annual Statement, or the sum of such amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Admitted Assets" shall mean, as to the Insurance Subsidiary, as of any date, the total amount shown on page 2, column 1, line 24 of the Annual Statement of the Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise, provided that in any event: (i) any Person which owns directly or indirectly 20% or more of the Securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, and (ii) each director and officer of the Borrower or Insurance Subsidiary shall be deemed to be an Affiliate of the Borrower.

         "Agent" shall mean First Union and any successor agents appointed pursuant to ARTICLE IX.

         "Agreement" shall mean this Credit Agreement, together with any amendments, modifications and supplements hereto and restatements hereof, in whole or in part.

         "Aggregate Unutilized Commitments" shall mean, at any time, (i) the sum of the Commitments at such time less (ii) the sum of the aggregate principal amount of Loans outstanding at such time.

         "Annual Statement" shall mean an annual financial statement of the Insurance Subsidiary as required to be filed with the insurance commissioner (or similar authority) of its state of domicile, together with all exhibits and schedules filed therewith, prepared in conformity with SAP.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement between any Lender and an Eligible Assignee, pursuant to which such Lender assigns to such assignee, and the assignee accepts, all or a portion of such Lender's rights and obligations under this Credit Agreement, substantially in the form of EXHIBIT D hereto.

         "Authorized Officer" shall mean the president or chief financial officer of the Borrower or any other officer of the Borrower authorized by resolution of the board of directors of the Borrower to engage in the activity specified herein with respect to such officer and whose signatures and incumbency shall have been certified to the Agent pursuant to SECTION 3.2(A)(IV).

         "Bankruptcy Code" shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute.

         "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any outstanding Committed Loan that bears interest at such time at the Base Rate as in effect at such time.

         "Bid" shall mean an offer by a Lender to make one or more Bid Loans in accordance with the provisions of SECTION 2.3.

         "Bid Borrowing" shall mean the incurrence by the Borrower on a single date of any one or more Bid Loans of a single Type and as to which a single Interest Period is in effect, in accordance with the provisions of SECTION 2.3.

         "Bid Loan Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Bid Loans" shall have the meaning given to such term in SECTION
2.1(B).

         "Bid Request" shall have the meaning given to such term in SECTION 2.3(A).

         "Borrower" shall mean Western National Corporation, a Delaware corporation, and its successors and assigns.

         "Borrower Affiliate" shall mean any of the Borrower or any of its Material Subsidiaries.

         "Borrowing" shall mean a Committed Borrowing or a Bid Borrowing.

         "Borrowing Date" shall mean, with respect to any Borrowing, the date on which such Borrowing is made.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day that shall be in the City of Charlotte, North Carolina, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (ii) with respect to all determinations and notices in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Lease" shall mean any lease of any property that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

         "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year, (ii) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within one year and having a rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's,
(iii) commercial paper issued by any Person organized under the laws of the United States of America or any state thereof, maturing in no more than 270 days and having a rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, (iv) repurchase transactions in which the Borrower Affiliate lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with securities defined in clause (i) above, provided that such primary dealer shall have a rating on its public debt of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, (v) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within one year and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $250,000,000 and (vi) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iii) above.

         "Change in Ownership" shall mean the acquisition by any Person and its Affiliates or any "Person" as defined in Section 13(d) of the Securities and Exchange Act of 1934 and the regulations promulgated thereunder of Stock representing twenty percent (20%) or more of the voting control of the Borrower. This term shall not include acquisitions of Stock by American General Corporation.

         "Closing" shall mean the execution and delivery of this Credit Agreement and the other Loan Documents contemplated hereby by the parties hereto or thereto, as the case may be and the satisfaction of all conditions set forth in ARTICLE III, other than the conditions of SECTIONS 3.1(G) and 3.2(A) which shall be satisfied contemporaneously with and prior to, respectively, the initial Borrowing hereunder.

         "Closing Date" shall mean the date the Closing occurs.

         "Committed Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Committed Loans pursuant to SECTION 2.12) on a single date of a group of Committed Loans of a single Type and, in the case of LIBOR Committed Loans, as to which a single Interest Period is in effect.

         "Committed Loan Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A- 1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Committed Loans" shall have the meaning given to such term in SECTION 2.1(A).

         "Commitment" shall mean, at any time for any Lender, the amount set forth opposite such Lender's name on its signature page hereto under the heading "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 10.1(B) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Company Action Level RBC" shall mean, as to the Insurance Subsidiary, as of any date, twice the amount shown on line 28, column 1 of the schedule of Five Year Historical Data of the Annual Statement, or the amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Compliance Certificate" shall mean a certificate duly executed by an Authorized Officer substantially in the form of EXHIBIT E-1 or E-2, as applicable, with such changes as the Agent may from time to time reasonably request, for the purpose of monitoring the Borrower's compliance herewith.

         "Consolidated Indebtedness" shall mean the Indebtedness (excluding up to $50,000,000 of Net Investment Borrowings) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Consolidated Net Worth" shall mean, as to the Borrower, the net worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, but without regard to the requirements of FAS 115.

         "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for value received; provided, however, that (i) the obligations of any Person under Reinsurance Agreements, (ii) miscellaneous indemnity and reimbursement obligations of any Person entered into in the ordinary course of business which, in the aggregate, are not material, and (iii) the obligations of Conseco Annuity Guarantee Corporation assumed in the ordinary course of the structured settlement annuity business of an Insurance Subsidiary shall not be deemed to be Contingent Liabilities of such Subsidiary or the Borrower for the purposes of this Credit Agreement.

         "Contractual Obligation" shall mean, relative to any Person, any obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject. Contractual Obligations shall not include purported obligations under any agreement or instrument that are reasonably contested in good faith by such Person.

         "Default" shall mean any of the events or conditions specified in
ARTICLE VII, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary to constitute such event or condition an Event of Default.

         "Default Rate" shall mean, with respect to any Loan, an interest rate equal to the sum of (i) the higher of the Base Rate for such Loan or the Adjusted LIBOR Rate, plus (ii) the Utilization Fee Rate, if applicable, plus
(iii) two (2) percentage points, but in no event to exceed the Highest Lawful Rate, if applicable.

         "Department" shall mean, with respect to the Insurance Subsidiary, the Texas Department of Insurance or such other Governmental Authority of its state of domicile charged with regulating insurance companies or insurance holding companies.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, as amended, reformed or otherwise modified and in effect from time to time. References to sections of ERISA shall be construed to also refer to successor sections.

         "ERISA Event" shall mean, with respect to any Person, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under regulations issued under Section 4043 of ERISA), (b) the withdrawal of such Person or any Affiliate of such Person from an Employee Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(92) of ERISA if such withdrawal would have a Material Adverse Effect on such Person, (c) the filing of a notice of intent to terminate an Employee Plan under a distress termination or the treatment of a Plan amendment as a distress termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate an Employee Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, (e) the failure to make required contributions that would result in the imposition of a lien under Section 412 of the Internal Revenue Code or
Section 302 of ERISA, or (f) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $5,000,000,000 and total capital in excess of $500,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $5,000,000,000 and total capital in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual funds, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of the Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld.

         "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or its Subsidiaries.

         "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, permit, license, approval, interpretation, order, guidance or other legal requirement (including without limitation any subsequent enactment, amendment or modification) relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C.
Section  1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and each similar federal, state and local statute, and each rule and regulation promulgated under such federal, state and local laws.

         "Event of Default" shall have the meaning specified in ARTICLE VIII hereof.

         "FAS 115" shall mean Statement of Financial Accounting Standards number 115 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

         "Facility Fee Rate" shall mean, at any time, the applicable per annum percentage as determined under the following table with reference to the Borrower's Senior Debt Rating Level as provided below:


       ==============================================
          Senior Debt                     Facility
          Rating Level                    Fee Rate
       ----------------------------------------------
                I                           0.080%
       ----------------------------------------------
               II                           0.100%
       ----------------------------------------------
              III                           0.125%
       ----------------------------------------------
               IV                           0.150%
       ==============================================

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter" shall mean the letter from First Union to the Borrower, dated December 6, 1996, relating to the facility and administrative fees payable in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

         "Financials" or "Financial Statements" shall mean the consolidated and consolidating balance sheet and statements of income and cash flow, to be delivered to the Lenders by the Borrower pursuant to SECTIONS 4.17, 4.18, 5.3(A) and 5.3(B) hereof, and all other Financial Statements of Borrower and its Subsidiaries that have previously been delivered by the Borrower to the Lenders, including without limitation any interim Financial Statements.

         "First Union" shall mean First Union National Bank of North Carolina, a national banking association with its principal offices in Charlotte, North Carolina.

         "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

         "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on the last day of December.

         "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with the prior financial practice of such Person except for changes required due to changes in GAAP or changes consistent with GAAP with which the independent public accountants of Borrower concur, with the nature and effect of such changes being disclosed in the Financial Statements.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Department or any similar body or agency.

         "Hazardous Material" shall mean any substance or material meeting any one or more of the following criteria: (i) it is defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) its presence requires investigation or remediation under an Environmental Law or common law;
(iv) it constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; (v) it is or was an underground or aboveground storage tank with a capacity of at least fifty-five gallons, whether empty, filled or partially filled with any substance; and/or (vi) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or other Obligations, as the case may be, under laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow; provided, however, that this term shall apply only in the event that Texas law applies to such Lender with respect to interest or usury under this Credit Agreement and shall otherwise be null and void and of no effect.

         "Indebtedness" of a Person shall mean (without duplication):

                   (i) all indebtedness of such Person for borrowed money including without limitation all obligations evidenced by bonds, debentures, notes or other similar instruments (including, with respect to the Borrower, all outstanding Obligations hereunder);

                  (ii) indebtedness of such Person for the deferred purchase price of services or property;

                 (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

                  (iv)    obligations of such Person under Capital Leases;

                   (v) indebtedness of such Person arising under acceptance facilities;

                  (vi) all obligations of such Person in respect of Rate Protection Agreements (it being understood that the amount of Indebtedness of such Person under any Rate Protection Agreement as of any date shall be deemed to equal the termination value payable by such Person if such Rate Protection Agreement were terminated on such date);

                 (vii) indebtedness of such Person consisting of unpaid and overdue reimbursement obligations in respect of all obligations under letters of credit issued for the account of such Person;

                (viii) all unfunded pension fund obligations and liabilities;

                  (ix) any Indebtedness of a partnership in which such Person is a general partner;

                   (x) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of, or other ownership or profit interests in, such Person or in any other Person, or any warrants, rights or options to acquire such shares, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

                  (xi) all Indebtedness as stated in the definition of Net Investment Borrowings;

                 (xii) all indebtedness of such Person arising out of such Person's agreement (i) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, excluding in the case of a Borrower Affiliate, liabilities assumed pursuant to its single premium immediate annuity program, (ii) to purchase, sell or lease (as lessee or lessor) property and assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss, (iii) to supply funds to or in any other manner to invest in the debtor (including, without limitation, any agreement to pay for the property and assets or services irrespective of whether such property and assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

                (xiii) all Contingent Liabilities of such Person (including, without limitation, with respect to each of the foregoing clauses (i) through (xii), any such indebtedness or obligation that is non-recourse to the credit of such Person but is secured by assets of such Person, but in any such case only to the extent of the greater of the fair market value or the book value of such assets);

         PROVIDED, HOWEVER, that Indebtedness shall not include amounts payable in the ordinary course of business under the terms of insurance policies and annuities issued, assumed, or reinsured by an Insurance Subsidiary.

         "Insurance Code" shall mean, as to the Insurance Subsidiary, the Insurance Code of the state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

         "Insurance Policies" shall mean policies purchased from insurance companies by either the Borrower or any Subsidiary for its own account to insure against its own liability and property loss (including, without limitation, casualty, liability and workers' compensation insurance), other than Reinsurance Agreements.

         "Insurance Subsidiary" shall mean Western National Life Insurance Company, and its respective successors and assigns, and any other Subsidiary of Borrower the ability of which to pay dividends is regulated by a Governmental Authority.

         "Interest Period" shall have the meaning given to such term in SECTION 2.11.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, and any successor statute of similar import, together with the regulations thereunder, as amended, reformed or otherwise modified and in effect from time to time. References to sections of the Internal Revenue Code shall be construed to also refer to successor sections.

         "Investment Grade Securities" shall mean non-equity securities that are rated "BBB-" or better by S&P, or "Baa3" by Moody's, "2" or better by the SVO, "BBB-" or better by Fitch Investors Service, Inc., or "BBB-" or better by Duff & Phelps Inc., or, in the case of securities not rated by one of the foregoing rating agencies, an equivalent rating by an equivalent rating agency selected by the Agent.

         "Invitation for Bids" shall have the meaning given to such term in
SECTION 2.3(B).

         "Lenders" shall mean First Union and the other banking and financial institutions signatory hereto, and the other banking and financial institutions that may become a party to this Agreement pursuant to SECTION 10.1 hereof, and their successors or assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "LIBOR Auction" shall mean a solicitation of Bids setting forth LIBOR Bid Margins pursuant to SECTION 2.3.

         "LIBOR Bid Loan" shall mean, at any time, any Bid Loan that bears interest at such time at a rate equal to the LIBOR Rate as in effect at such time plus (or minus) a LIBOR Bid Margin established pursuant to a LIBOR Auction.

         "LIBOR Bid Margin" shall have the meaning given to such term in
SECTION 2.3(C)(IV).

         "LIBOR Committed Loan" shall mean, at any time, any outstanding Committed Loan that bears interest at such time at the Adjusted LIBOR Rate as in effect at such time.

         "LIBOR Committed Margin" shall mean, at any time with respect to any Committed Loan, the applicable percentage as determined under the following table with reference to the Borrower's Senior Debt Rating Level:


       ============================================
          Senior Debt                      LIBOR
          Rating Level                    Margin
       --------------------------------------------
                I                           0.170%
       --------------------------------------------
               II                           0.200%
       --------------------------------------------
              III                           0.275%
       --------------------------------------------
               IV                           0.350%
       ============================================

"Senior Debt Rating Level I" shall mean that neither rating assigned by Moody's or S&P to any class of long-term senior unsecured and unsupported debt issued by Borrower is lower than "A3" or "A-", respectively; "Senior Debt Rating Level II" shall mean that neither rating is lower than "Baa1" or "BBB+", respectively, but at least one such rating is not as high as its Senior Debt Rating Level I rating; "Senior Debt Rating Level III" shall mean that neither rating is lower than "Baa2" or "BBB", respectively, but at least one such rating is not as high as its Senior Debt Rating Level II rating; and "Senior Debt Rating Level IV" shall mean that either such rating is not as high as its Senior Debt Rating Level III rating.

Each change in the LIBOR Committed Margin shall apply during the period commencing on the effective date of any change in the Senior Debt Rating Level and ending on the date immediately preceding the effective date of the next such change. If the ratings system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating such debt, the Borrower and the Required Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency and, pending such agreement, the LIBOR Committed Margin shall be determined on the basis of the ratings provided by the other rating agency.

         "LIBOR Loan" shall mean any LIBOR Committed Loan or LIBOR Bid Loan.

         "LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, or at the option of the Agent in any event, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's Loan comprising part of such LIBOR Loan, by (ii) the amount equal to
1.00 minus the Reserve Requirement for such Interest Period. The LIBOR Rate shall be rounded to the next higher 1/100 of one percentage point; provided that, for purposes of this definition, with respect to LIBOR Bid Loans comprising a Bid Borrowing in which First Union is not participating, the LIBOR Rate shall be determined as if such LIBOR Bid Loans were LIBOR Committed Loans.

         "Licenses" is defined in SECTION 4.6.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

         "Loan" or "Loans" shall mean and collectively refer to the Committed Loans and the Bid Loans.

         "Loan Documents" shall mean and collectively refer to this Agreement, each of the Notes, all Supplemental Documentation, any Rate Protection Agreements between the Borrower and any Lender, and any and all amendments, modifications, replacements, substitutes and supplements to such documents, together with any other documents executed by or on behalf of the Borrower, its Insurance Subsidiary or other Affiliates in connection with any of the foregoing or that designate themselves Loan Documents under this Credit Agreement.

         "Loan Termination Date" shall mean the earliest of (i) the Maturity Date or such earlier date resulting from any mandatory or voluntary permanent reduction in the Total Commitment, (ii) the date of termination by the Required Lenders after the occurrence and during the continuance of an Event of Default,
(iii) such date of termination as is mutually agreed upon by the Lenders and the Borrower, and (iv) the date after all Obligations have been paid in full and the Lenders are no longer obligated to make Loans hereunder.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean, relative to any occurrence of whatever nature (including any determination in litigation, arbitration or governmental proceeding or investigation), a materially adverse effect on:

                 (a) the assets, business, financial condition, operations or prospects of a Person; or

                 (b) the ability of any Person to perform any of its payment or other obligations under this Credit Agreement, any of the Notes, or any of the other Loan Documents.

         "Material Subsidiary" shall mean Western National Life, WNL Holding Corp., a Delaware corporation, any Subsidiary that owns, directly or indirectly, any Stock or Securities of Western National Life, and any other Subsidiary whose assets, liabilities, or revenues constitute five percent (5%) or greater of either the assets, liabilities, or revenues, respectively, of the Borrower on a consolidated basis as shown in the Financial Statements required under SECTION 5.3(A).

         "Maturity Date" shall mean the fifth (5th) anniversary of the Closing Date.

         "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which any Borrower Affiliate is required to make contributions.

         "NAIC" shall mean the National Association of Insurance Commissioners, or any successor thereto.

         "Net Investment Borrowings" shall mean (a) Indebtedness of the Borrower and its Subsidiaries incurred in connection with (i) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement; (ii) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities; (iii) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral; and (iv) transactions in which an investor makes loans of securities to a broker dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, less, (b) the Short Term Investments of the Borrower and its Subsidiaries.

         "Notes" shall mean the Committed Loan Notes and the Bid Loan Notes.

         "Notice of Committed Borrowing" shall have the meaning given to such term in SECTION 2.2(A).

         "Notice of Conversion/Continuation" shall mean a notice in the form attached hereto as EXHIBIT B-2 to be delivered by the Borrower to the Agent pursuant to SECTION 2.12(B).

         "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

         "Obligations" shall mean and include the Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable jointly or severally, from the Borrower to any Lender, of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, whether arising under this Credit Agreement, the Notes or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to the Borrower by any Lender under this Credit Agreement or any of the other Loan Documents.

         "Pension Benefit Guaranty Corporation" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Permitted Liens" is defined in SECTION 6.6.

         "Person" shall mean a corporation, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency.

         "Prohibited Transaction" shall have the meaning given such term under ERISA or Section 4975 of the Internal Revenue Code.

         "Rate Protection Agreement" shall mean (a) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate collar agreement, interest rate hedge agreement, basis swap agreement, forward rate agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates (including any option to enter into any of the foregoing and any master agreement for any of the foregoing); (b) any foreign exchange contract, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option or other similar agreement or arrangement designed to protect any Person against fluctuations in currency values (including any option to enter into any of the foregoing and any master agreement for any of the foregoing); or (c) to the extent not covered by clauses (a) and (b) above, any derivative instrument, agreement or product used or entered into by any Person in the ordinary course of selling, issuing or underwriting insurance or reinsurance.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 207, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation T" shall mean Regulation T promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220.3 and 220.4, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation T and having substantially the same function.

         "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

         "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

         "Reinsurance Agreements" shall mean any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) whereby an Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed by such an Insurance Subsidiary under a policy or policies of insurance issued by such an Insurance Subsidiary.

         "Reportable Event" shall have the meaning given such term in ERISA.

         "Required Lenders" shall mean (i) at any time prior to the Loan Termination Date, the Lenders having more than fifty percent (50%) of the aggregate Commitments at such time, and (ii) on and after the Termination Date, the Lenders having more than fifty percent (50%) of the aggregate principal amount of the Loans outstanding at such time (or, if at any time on or after the Loan Termination Date at which no Loans are outstanding, the Lenders having more than fifty percent (50%) of the aggregate Commitments immediately prior to the termination of the Commitments).

         "Requirement of Law" for any Person shall mean the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any federal, state or local law (whether statutory, judicial or administrative), treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by a Lender of the Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., its successors and assigns.

         "Securities" shall mean common and preferred stock, partnership units and participations, certificates of equity contribution, notes, bonds, debentures, surplus debentures or notes, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options relating thereto or any combination thereof), guarantees of indebtedness, choses in action, other property or interests commonly regarded as securities or any form of interest or participation therein (whether certificated or uncertificated) or any instruments convertible into any of the foregoing, other than insurance products issued in the ordinary course of business of an Insurance Subsidiary and any shares or interests issued pursuant to the Investment Company Act of 1940 in connection with such products.

         "Senior Debt Rating Level I [through] IV" shall have the meaning given such terms in the definition of "LIBOR Committed Margin." As of the Closing Date, Senior Debt Rating Level II shall be applicable to the Borrower.

         "Short Term Investments" shall mean Cash Equivalents and Investment Grade Securities (i) having maturities of less than one year or (ii) bearing interest at rates that are repriced to market rates at least annually.

         "Solvent" shall mean, with respect to any Person at any time, that such Person (i) has capital sufficient to carry on its business as presently conducted and as then proposed to be conducted, (ii) has assets sufficient to pay its debts and other liabilities (including contingent liabilities) as they become absolute and matured, and (iii) does not then intend to, and does not then believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, and, in the case of the Insurance Subsidiary, such term shall mean that such Subsidiary, at such time, satisfies the minimum capital requirements of the Department.

         "Statutory Accounting Principles" or "SAP" shall mean the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the State of Texas for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as the Insurance Subsidiary, as applied by the Insurance Subsidiary on a basis consistent with prior periods.

         "Statutory Financial Statements" is defined in SECTION 4.18(A).

         "Stock" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Subsidiary" shall mean a corporation of which the Borrower and its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares as have at the time of any determination hereunder more than 50% of the ordinary voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such corporation).

         "Supplemental Documentation" shall mean all agreements, instruments, documents, notices, schedules and other written matter necessary or requested by the Agent or the Lenders to consummate the transactions contemplated by this Credit Agreement and the Notes.

         "Surplus Relief Reinsurance Agreement" shall mean any transaction in which any Insurance Subsidiary cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with principles set forth in the Statement of Financial Accounting Standards No. 113 or any successor thereto.

         "SVO" shall mean the Securities Valuation Office of the NAIC.

         "Taxes" is defined in SECTION 2.18(A).

         "Terminating Senior Indebtedness" shall mean the indebtedness and other monetary obligations of the Borrower under the Credit Agreement, dated as of June 8, 1995, among the Borrower, the lenders named therein, the Agent and the Co-Agent

         "Total Capitalization" shall mean, with respect to the Borrower, as of any date, the sum of (i) the amount of Consolidated Indebtedness as of such date and (ii) the amount of Consolidated Net Worth as of such date.

         "Total Adjusted Capital" shall mean, as to the Insurance Subsidiary, as of any date, the amount shown on line 27, column 1 of the schedule of Five Year Historical Data of the Annual Statement, or the amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Total Commitment" shall mean, at any time, the sum of the commitments of each of the Lenders at such time, which shall not exceed $150,000,000, as reduced from time to time pursuant to ARTICLE II hereof.

         "Type" shall have the meaning given to such term in SECTION 2.1(C).

         "Utilization Fee Rate" shall mean a rate equal to 0.050% that shall be added to the Base Rate or Adjusted LIBOR Rate, as applicable, of Committed Loans as provided in SECTION 2.9 at any time that the Loans outstanding exceed 50% of the Total Commitment (it being understood that the Utilization Fee Rate shall not be added to the rate of interest otherwise applicable to Bid Loans.

         "Welfare Plan" shall mean any "employee welfare benefit plan" as such term is defined in ERISA, as to which the Borrower or its Subsidiaries has any liability.

         "Western National Life" shall mean Western National Life Insurance Company, a Texas stock insurance corporation.

         1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the schedules hereto, the Loan Documents, the exhibits and any other communications delivered from time to time in connection with this Credit Agreement.

         1.3 CROSS REFERENCES; HEADINGS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement or in any of the Loan Documents shall refer to this Credit Agreement or such Loan Document as a whole and not to any particular provision of this Credit Agreement or such Loan Document. Section, schedule and exhibit references contained in this Credit Agreement are references to sections, schedules and exhibits in or to this Credit Agreement unless otherwise specified. Any reference in any section or definition to any clause is, unless otherwise specified, to such clause of such section or definition. The various headings in this Credit Agreement and the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Credit Agreement or such Loan Document or any provision hereof or thereof.

         1.4 ACCOUNTING TERMS. Any accounting terms used in this Credit Agreement that are not specifically defined shall have the meanings customarily given them in accordance with Statutory Accounting Principles or if any such term has no customary meaning under Statutory Accounting Principles, then such term shall have the meaning customarily given it in accordance with Generally Accepted Accounting Principles; provided, however, that, in the event that changes in Statutory Accounting Principles shall be mandated by applicable Governmental Authorities or the NAIC or changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or any change in accounting practices shall be recommended, by the Borrower's independent certified public accountants, and to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower, the Agent and the Lenders shall have amended this Credit Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Credit Agreement. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for the 1994 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the Insurance Subsidiaries' 1994 Annual Statements.

         1.5 OTHER DEFINITIONAL PROVISIONS. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. In addition, when used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an executive officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry.

                                   ARTICLE II

                           REVOLVING CREDIT FACILITY

         2.1 COMMITMENTS; LOANS. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Committed Loan," and collectively, the "Committed Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Loan Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Commitment at such time, provided that no Committed Borrowing shall be made if, immediately after giving effect thereto, the sum of the aggregate principal amount of Committed Loans outstanding at such time and the aggregate principal amount of Bid Loans outstanding at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Committed Loans.

         (b) In addition to Committed Borrowings pursuant to subsection (a) above, each Lender severally agrees that the Borrower may, subject to and on the terms and conditions of this Agreement and as more particularly set forth in SECTION 2.3, request the Lenders to submit offers to make loans (each, a "Bid Loan," and collectively, the "Bid Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the earlier of (i) the date that is one (1) Business Day prior to the seventh (7th) day prior to the Maturity Date or (ii) the Loan Termination Date; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers; and provided further that no Bid Borrowing shall be made if, immediately after giving effect thereto, the sum of the aggregate principal amount of Bid Loans outstanding at such time and the aggregate principal amount of Committed Loans outstanding at such time would exceed the Total Commitment at such time.

         (c) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be (i) in the case of Committed Loans, either Base Rate Loans or LIBOR Committed Loans, or (ii) in the case of Bid Loans, either Absolute Rate Loans or LIBOR Bid Loans (Base Rate Loans, LIBOR Committed Loans, Absolute Rate Loans and LIBOR Bid Loans, each, a "Type" of Loan), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

         2.2 COMMITTED BORROWINGS. (a) In order to make a Committed Borrowing (other than Committed Borrowings involving continuations or conversions of outstanding Committed Loans, which shall be requested pursuant to SECTION 2.12), the Borrower will give the Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each Committed Borrowing to be comprised of LIBOR Committed Loans and one (1) Business Day prior to each Committed Borrowing to be comprised of Base Rate Loans; provided, however, that the Borrower may, on the proposed Borrowing Date for any Bid Borrowing of Absolute Rate Loans duly requested in accordance with
SECTION 2.3, give a request in accordance with this subsection (a) not later than 12:00 noon, Charlotte time, for a Committed Borrowing on such date to be comprised of Base Rate Loans. Each such notice (each, a "Notice of Committed Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (a) the aggregate principal amount and initial Type of the Committed Loans to be made pursuant to such Committed Borrowing, (b) in the case of a Committed Borrowing of LIBOR Committed Loans, the initial Interest Period to be applicable thereto, and (c) the requested Borrowing Date, which shall be a Business Day. Notwithstanding anything to the contrary contained herein:

                   (i) the aggregate principal amount of each Committed Borrowing comprised of Base Rate Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the Aggregate Unutilized Commitments), and the aggregate principal amount of each Committed Borrowing comprised of LIBOR Committed Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

                  (ii) if the Borrower shall have failed to designate the Type of Committed Loans comprising a Committed Borrowing, the Borrower shall be deemed to have requested a Committed Borrowing comprised of Base Rate Loans; and

                 (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Committed Borrowing of LIBOR Committed Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (b) Upon its receipt of a Notice of Committed Borrowing, the Agent will promptly notify each Lender of the proposed Committed Borrowing. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in SECTION 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Committed Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower by 3:30 p.m. Charlotte time in accordance with
SECTION 2.4(A) and in like funds as received by the Agent.

         2.3 BID BORROWINGS. (a) In order to request the Lenders to submit Bids to make Bid Loans hereunder, the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, (y) five (5) Business Days prior to the requested Bid Borrowing, in the case of a LIBOR Auction, or
(z) two (2) Business Days prior to the requested Bid Borrowing, in the case of an Absolute Rate Auction. The Borrower may request offers to make Bid Loans for up to three (3) separate Interest Periods in a single notice, and each such request for offers for a separate Interest Period shall be deemed a request for a separate Bid Borrowing. Each such notice (each, a "Bid Request") shall be given in the form of EXHIBIT C-1 and shall specify, with respect to each requested Bid Borrowing for a particular Interest Period:

                   (i)    the Interest Period to be applicable to such Bid
         Borrowing;

                  (ii) the aggregate amount of such requested Bid Borrowing, which shall not (with respect to any single Interest Period) be less than $10,000,000 or, if greater, an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in SECTION 2.1(B) to be exceeded;

                 (iii) whether the Bid Borrowing requested for a particular Interest Period is to be comprised of LIBOR Bid Loans or Absolute Rate Loans; and

                  (iv) the requested Borrowing Date, which shall be a Business Day;

PROVIDED, HOWEVER, that (x) no Interest Period applicable to any Bid Borrowing shall expire on a date later than the first (1st) Business Day prior to the Maturity Date, (y) the Borrower may not submit a Bid Request within five (5) Business Days after the date of submission of any previous Bid Request, and (z) no Bid Borrowing shall be made if, immediately after giving effect thereto, there would be outstanding Bid Loans having more than four (4) separate Interest Periods or outstanding LIBOR Committed Loans and Bid Loans together having more than eight (8) separate Interest Periods (for which purpose Interest Periods applicable to LIBOR Committed Loans and Interest Periods applicable to Bid Loans shall be deemed to be separate Interest Periods even if they are coterminous). A Bid Request not given in the form of EXHIBIT C-1 or otherwise not given in compliance with the requirements of this subsection (a) may be rejected by the Agent in its sole discretion, and the Agent shall promptly notify the Borrower of any such rejection.

         (b) Upon receipt of a Bid Request that is not rejected as aforesaid, the Agent will promptly deliver to the Lenders a notice in substantially the form of EXHIBIT C-2 (each such notice, an "Invitation for Bids"), the delivery of which shall constitute an invitation by the Borrower to each Lender to submit Bids, on the terms and subject to the conditions of this Agreement, offering to make Bid Loans pursuant to such Bid Request.

         (c) Each Lender may, at its discretion, submit a Bid containing an offer or offers to make Bid Loans in response to any Invitation for Bids; provided that such Lender may submit a single Bid containing an offer or offers to make up to three separate Bid Loans for each Interest Period specified in the relevant Bid Request. Each Bid must comply with the requirements of this subsection (c) and must be submitted to the Agent in writing (by facsimile transmission or otherwise) not later than 10:30 a.m., Charlotte time, (y) three
(3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction; provided, however, that Bids submitted by the Agent (or any Affiliate of the Agent) in its capacity as a Lender may be submitted only if the Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 10:15 a.m., Charlotte time, (y) three (3) Business Days prior to the requested Bid Borrowing, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction. Each Bid by a Lender shall (subject to the conditions of ARTICLE III and SECTION 7.1) be irrevocable, shall be submitted in substantially the form of EXHIBIT C-3 and shall specify:

                   (i)    the identity of such Lender;

                  (ii) the Interest Period with respect to each Bid Loan for which such Bid is being made;

                 (iii) with respect to each such Interest Period, the principal amount of each Bid Loan for which such Bid is being made, which principal amounts shall, in the aggregate with respect to each such Interest Period, be not less than $10,000,000 or, if greater, in an integral multiple of $5,000,000 in excess thereof, provided that
         (y) the aggregate principal amount of all Bid Loans for which a Bid is submitted may be equal to, greater than or less than the Commitment of such Lender, and (z) the aggregate principal amount of all Bid Loans offered by such Lender for a single Interest Period shall not exceed the requested principal amount of the Bid Borrowing for such Interest Period;

                  (iv) in the case of a LIBOR Auction, the margin above or below the applicable LIBOR Rate (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/1000 of 1%) to be added to or subtracted from the applicable LIBOR Rate;

                   (v) in the case of an Absolute Rate Auction, the fixed rate of interest per annum (rounded to the nearest 1/1000th of 1%) offered for each such Bid Loan (the "Absolute Rate"); and

                  (vi)    the proposed Borrowing Date.

A Bid shall be disregarded by the Agent if it (w) is not given substantially in the form of EXHIBIT C-3 or fails to specify all of the information required by this subsection (c), (x) contains qualifying, conditional or similar language,
(y) proposes terms other than or in addition to those set forth in the applicable Invitation for Bids (other than setting forth separate offers for any Interest Period as contemplated by the preceding sentence), or (z) is submitted to the Agent after 10:30 a.m., Charlotte time, (i) three (3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or
(ii) on the requested Borrowing Date, in the case of an Absolute Rate Auction.

         (d) Promptly upon receipt thereof and in any event not later than 11:00 a.m., Charlotte time, (y) three (3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction, the Agent will notify the Borrower of the terms (i) of each Bid, if any, submitted by a Lender in compliance with the provisions of subsection (c) above, and (ii) of each Bid, if any, submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Bid submitted by such Lender with respect to the same Bid Request. Any such subsequent Bid shall be disregarded by the Agent unless such subsequent Bid is submitted solely to correct a manifest error in such former Bid and is timely received as provided in subsection (c) above. The Agent's notice to the Borrower shall specify the aggregate principal amount of each Bid Borrowing in respect of which Bids were made for each Interest Period specified in the relevant Bid Request, the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered, and the identity of the Lender that made each such Bid.

         (e) Not later than 11:30 a.m., Charlotte time, (y) three (3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction, the Borrower will notify the Agent of its acceptance or rejection of the offers referred to in subsection (d) above. The Borrower shall be under no obligation to accept any offer and may choose to reject all offers, provided that the failure by the Borrower to give such notice in a timely manner shall be deemed to constitute a rejection of all Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Bid in whole or in part, subject to the limitations on the aggregate outstanding principal amount of Bid Loans set forth in SECTION 2.1(B) and provided that:

                   (i) the aggregate principal amount of each Bid Borrowing with regard to each Interest Period shall not exceed the applicable amount set forth in the related Bid Request;

                  (ii) the aggregate principal amount of each Bid Borrowing shall not be less than $10,000,000 or, if greater, an integral multiple of $5,000,000 in excess thereof (subject to the provisions of clause (v) below);

                 (iii) acceptance of Bids may be made only on the basis of ascending (i.e., from the lowest effective yield to the highest) LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be;

                  (iv) the Borrower may not accept any Bid that is required to be disregarded under the provisions of subsection (c) above or that otherwise fails to comply with the terms and conditions of this
         SECTION 2.3; and

                   (v) if offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, then if the Borrower elects to accept any such offers, the aggregate principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders (after consultation with the Agent) as nearly as practicable (in such integral multiples of not less than $1,000,000 as the Borrower, after consultation with the Agent, may deem appropriate) in proportion to the respective aggregate principal amounts of such offers. Determinations by the Borrower and the Agent of the amounts of Bid Loans shall be conclusive absent manifest error.

         (f) The Agent will promptly notify each Lender having submitted a Bid whether its offer has been accepted or rejected (and if accepted, with regard to each applicable Interest Period, of the amount and Absolute Rate or LIBOR Bid Margin, as the case may be). Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender that has received such notice will make available to the Agent at its office referred to in SECTION
11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Bid Loan or Bid Loans required to be made by such Lender. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower by 3:30 p.m. Charlotte time in accordance with SECTION 2.4(A) and in like funds as received by the Agent.

         (g) In respect of each Bid Request received by the Agent hereunder (regardless of whether any Bid Loans shall be offered or made in response thereto), the Borrower will pay to the Agent, on the date of receipt by the Agent of such Bid Request, a fee in the amount set forth in paragraph (ii) of the Fee Letter.

         2.4 DISBURSEMENTS; FUNDING RELIANCE; DOMICILE OF LOANS. (a) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (b) Unless the Agent has received, prior to 2:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the relevant provisions of SECTION 2.2 or
SECTION 2.3, as applicable, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to Loans comprising such Borrowing, as determined under the provisions of SECTION 2.9. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, PROVIDED that any exercise of such option shall not affect the obligation of the

Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

         2.5     NOTES.  (a)  The Loans made by each Lender shall be evidenced
(i) in the case of Committed Loans, by a Committed Loan Note appropriately completed in substantially the form of EXHIBIT A-1, and (ii) in the case of Bid Loans, by a Bid Loan Note appropriately completed in substantially the form of EXHIBIT A-2.

         (b) Each Committed Loan Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of SECTION 2.9, as the same may be applicable to the Committed Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         (c) Each Bid Loan Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Total Commitment, (v) bear interest in accordance with the provisions of SECTION 2.9, as the same may be applicable to the Bid Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         (d) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

         2.6 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Commitments shall be automatically and permanently terminated on the Maturity Date unless sooner terminated pursuant to subsection (b) below or SECTION 8.1.

         (b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the Aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $10,000,000 or, if greater, an integral multiple thereof. Promptly upon receipt of such notice, the Agent shall provide the Lenders a copy thereof. The amount of any termination or reduction made under this subsection (b) may not thereafter be reinstated. Each reduction of the Commitments pursuant to this subsection (b) shall be applied ratably among the Lenders according to their respective Commitments.

         2.7 MANDATORY PAYMENT AND PREPAYMENT. (a) Except to the extent due or made sooner pursuant to the provisions of this Agreement, (i) the Borrower will repay the aggregate outstanding principal amount of the Committed Loans in full on the Maturity Date, and (ii) the Borrower will repay each Bid Loan on the last day of the Interest Period applicable thereto.

         (b) In the event that, at any time, the sum of the aggregate principal amount of Committed Loans outstanding at such time and the aggregate principal amount of Bid Loans outstanding at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess. Each such prepayment shall be applied (i) first, to the outstanding principal amount of the Committed Loans, and (ii) second, to the outstanding principal amount of the Bid Loans, ratably among the Lenders holding Bid Loans in proportion to the aggregate principal amount of Bid Loans held by each.

         (c) Each payment or prepayment of a LIBOR Committed Loan or a Bid Loan made pursuant to the provisions of this SECTION 2.7 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 2.19 to be paid as a consequence thereof.

         2.8 VOLUNTARY PREPAYMENT. (a) At any time and from time to time, the Borrower shall have the right to prepay the Committed Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice to the Agent given not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Committed Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, PROVIDED that (i) each partial prepayment shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Committed Loans made pursuant to any single Committed Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Committed Loans under such Committed Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.19 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Committed Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and the Types of the Committed Loans to be prepaid (and, in the case of LIBOR Committed Loans, the specific Committed Borrowing or Borrowings pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Promptly upon receipt of such notice, the Agent shall provide the Lenders a copy thereof. Amounts prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) The Borrower shall have the right to prepay the Bid Loans on a date other than the last day of the Interest Period applicable thereto, provided that any such prepayment shall be made together with all amounts required under SECTION 2.19 to be paid as a consequence thereof.

         2.9 INTEREST. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full:

                   (i) in respect of each Committed Loan, (y) at the Base Rate, as in effect from time to time during such periods as such Committed Loan is a Base Rate Loan, and (z) at a rate per annum equal to the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Committed Loan is a LIBOR Committed Loan, plus, in either case, the Utilization Fee Rate, if applicable; and

                  (ii) in respect of each Bid Loan, (y) at the applicable Absolute Rate established in accordance with the provisions of SECTION 2.3, if such Loan is an Absolute Rate Loan, and (z) at a rate per annum equal to the LIBOR Rate, as in effect from time to time during the applicable Interest Period, plus (or minus) the applicable LIBOR Bid Margin, if such Loan is a LIBOR Bid Loan.

         (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate per annum equal to the interest rate applicable under subsection (a) above from time to time thereafter to such Loans plus 2% (or, in the case of fees and other amounts, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                   (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.7 or SECTION 2.8, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter; PROVIDED, that in the event the Committed Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                  (ii) in respect of each LIBOR Committed Loan (including any LIBOR Committed Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.7 or SECTION 2.8, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.11) and (z) in the case of a LIBOR Committed Loan having an Interest Period of six months, on the date three months after the first day of such Interest Period; provided, that in the event all LIBOR Committed Loans made pursuant to a single Committed Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Committed Loans shall be payable together with such repayment or prepayment on the date thereof;

                 (iii) in respect of each Bid Loan, (1) in arrears on the last day of the Interest Period applicable thereto, and (2) on the date of any repayment or prepayment thereof in full; and

                  (iv) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) Although it is the express intention of this Agreement that the laws of the State of Texas shall not apply hereto, solely in the event that a court applies Texas law with respect to interest or usury, and notwithstanding anything to the contrary herein or in any other Loan Document, the following provisions shall apply: (i) the aggregate of all consideration which constitutes interest that is contracted for, taken, reserved, charged or received under the Loan Documents or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Obligations is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than such maximum amount and (iii) excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically and, if theretofore paid, shall be credited by the Lenders on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Lenders to the Borrower). The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Lenders for the purpose of determining the highest lawful interest rate, the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lenders' right subsequently to change such methods in accordance with applicable law. In no event shall Article 5069, Chapter 15 of the Texas Revised Civil Statutes apply to the Notes or this Agreement.

         (f) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Committed Borrowing of LIBOR Committed Loans after its receipt of the relevant Notice of Committed Borrowing or Notice of Conversion/Continuation; PROVIDED, HOWEVER, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         2.10      FEES.  The Borrower agrees to pay:

         (a) To the Agent, for the account of each Lender, a facility fee for the period from the earlier of (i) the date of the initial Borrowing hereunder or (ii) February 27, 1997 to the Loan Termination Date, at the Facility Fee Rate on the average daily Commitment of such Lender (whether or not used), payable in arrears (y) on the last Business Day of each calendar quarter and (z) on the Loan Termination Date; and

         (b) To the Agent, for its own account, the annual administrative fee described in paragraph (ii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

         2.11 INTEREST PERIODS. Concurrently with the giving of a Notice of Committed Borrowing or Notice of Conversion/Continuation in respect of any Committed Borrowing comprised of LIBOR Committed Loans, and concurrently with the giving of a Bid Request in respect of any requested Bid Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Committed Loans or Bid Loans, as the case may be, which Interest Period (x) in the case of any LIBOR Committed Loan and at the option of the Borrower, shall be a one, two, three or six-month period commencing on the date of the Borrowing of such LIBOR Committed Loan (including the date of any continuation of, or conversion into, such LIBOR Committed Loan) and (as to any successive Interest Period applicable to such LIBOR Committed Loan) on the day on which the next preceding Interest Period applicable thereto expires, (y) in the case of any LIBOR Bid Loan and as agreed to by the Borrower and the Lender making such LIBOR Bid Loan, shall be a one, two or three-month period commencing on the date of the Borrowing of such LIBOR Bid Loan, or (z) in the case of any Absolute Rate Loan and as agreed to by the Borrower and the Lender making such Absolute Rate Loan, shall be a period of not less than seven (7) nor more than ninety (90) days commencing on the date of the Borrowing of such Absolute Rate Loan; PROVIDED, HOWEVER, that:

                   (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                  (ii) the Borrower may not select any Interest Period that expires after the Maturity Date;

                 (iii) Bid Loans may not be outstanding under more than three (3) separate Interest Periods at any one time, and LIBOR Committed Loans and Bid Loans together may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods applicable to LIBOR Committed Loans and Interest Periods applicable to Bid Loans shall be deemed to be separate Interest Periods even if they are coterminous);

                  (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that, in the case of an Interest Period applicable to LIBOR Loans, if such next succeeding Business Day falls in another calendar month, then such Interest Period shall expire on the next preceding Business Day;

                   (v) if any Interest Period applicable to LIBOR Loans begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                  (vi) if, upon the expiration of any Interest Period applicable to LIBOR Committed Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Committed Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Committed Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

         2.12 CONVERSIONS AND CONTINUATIONS. (a) The Borrower shall have the right on any Business Day to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Committed Loans, or to convert any LIBOR Committed Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Committed Loans the Interest Periods for which end on the same day for an additional Interest Period, PROVIDED that
(x) any such conversion or continuation shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and no partial conversion of LIBOR Committed Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Committed Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in SECTION 2.17(D), LIBOR Committed Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Committed Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under
SECTION 2.19 to be paid as a consequence thereof) and (z) no conversion of Base Rate Loans into LIBOR Committed Loans or continuation of LIBOR Committed Loans shall be permitted during the continuance of a Default or Event of Default.

         (b) The Borrower shall make each such election by giving the Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Committed Loans and one (1) Business Day prior to the effective date of any conversion of LIBOR Committed Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day),
(y) in the case of a conversion into, or a continuation of, LIBOR Committed Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Committed Loans, such LIBOR Committed Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

         2.13 METHOD OF PAYMENTS; COMPUTATIONS. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its office referred to in
SECTION 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (iv) in SECTION 2.11 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

         (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender.

         (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

         (d) Each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment not made as and when required hereunder to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Agent and the Borrower); PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such debit by such Lender.

         (e) With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the specific Loans or other Obligations that are to be paid, repaid or prepaid, PROVIDED that (i) unless made together with all amounts required under SECTION 2.19 to be paid as a consequence thereof, a prepayment of a LIBOR Committed Loan or a Bid Loan may be made only on the last day of the Interest Period applicable thereto, and (ii) each payment on account of any Obligations to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such Obligations owed to them respectively. In the absence of any such designation by the Borrower, or if an Event of Default has occurred and is continuing, the Agent shall make such designation in its sole discretion or as the Required Lenders may direct, subject to the foregoing and to the other provisions of this Agreement.

         (f) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 days and the actual number of days (including the first day, but excluding the last day) elapsed; PROVIDED that interest on LIBOR Loans shall be computed on the basis of a 360-day year and the actual days elapsed.

         2.14 RECOVERY OF PAYMENTS. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

         2.15 USE OF PROCEEDS. The proceeds of the Loans shall be used solely (i) to repay in full the Terminating Senior Indebtedness, (ii) to pay or reimburse reasonable fees and expenses in connection with the consummation of the transactions contemplated hereby, and (iii) for working capital and general corporate purposes.

         2.16 PRO RATA TREATMENT; SHARING OF PAYMENTS. (a) All fundings, continuations and conversions of Committed Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Committed Loans pursuant to SECTION 2.2) or Committed Loans (in the case of continuations and conversions of outstanding Committed Loans pursuant to SECTION 2.12), as applicable from time to time.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTIONS 10.1 or 10.2) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim. If at any time any Lender having outstanding both Committed Loans and Bid Loans exercises a right of setoff, such Lender shall apply the proceeds of such setoff first to its Committed Loans until reduced to zero, and thereafter to its Bid Loans.

         2.17      INCREASED COSTS; CHANGE IN CIRCUMSTANCES; Illegality; etc.
(a) If, at any time after the Closing Date and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Committed Loans or Bid Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Committed Loans or Bid Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition affecting its LIBOR Committed Loans or Bid Loans, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Committed Loans or Bid Loans or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (which shall set forth the basis for such demand in reasonable detail), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

         (b) If, at any time after the Closing Date and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (which shall set forth the basis for such demand in reasonable detail), pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

         (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the applicable interest rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Committed Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make LIBOR Bid Loans or to make, to convert Base Rate Loans into, or to continue, LIBOR Committed Loans shall be suspended (including pursuant to the Borrowing to which such

Interest Period applies), and (iii) any Notice of Committed Borrowing, Bid Request or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans (or, in the case of a Bid Borrowing, Absolute Rate Loans), in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders. Notwithstanding the foregoing, the Agent and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this subsection (c) and that will not, in the reasonable judgment of the Agent or such Lender, be materially disadvantageous to it.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the Closing Date and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Committed Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Committed Loan may not lawfully be maintained as a LIBOR Committed Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make LIBOR Bid Loans or to make, to convert Base Rate Loans into, or to continue, LIBOR Committed Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Committed Borrowing or Bid Request but for which the Borrowing Date has not arrived), and (iii) any Notice of Committed Borrowing, Bid Request or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan (or, in the case of a Bid Borrowing, an Absolute Rate
Loan), in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower. Notwithstanding the foregoing, the Agent and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this subsection (d) and that will not, in the reasonable judgment of the Agent or such Lender, be materially disadvantageous to it.

         (e) Determinations by the Agent or any Lender for purposes of this SECTION 2.17 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, PROVIDED that such determinations are made in good faith. Nothing in this SECTION 2.17 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

         2.18 TAXES. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.18), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

         (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.18) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

         (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this SECTION 2.18 with respect to the Taxes giving rise to such recovery or tax benefit); PROVIDED, HOWEVER, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

         (d) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to each of the Agent and the Borrower, on or prior to the date of any payment by the Borrower to such Lender under this Agreement or the Notes, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, in each case certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (e) Any Lender claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         (f) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         2.19 COMPENSATION. The Borrower will compensate each Lender, upon its written request through the Agent (which request shall be accompanied by a statement setting forth the basis for requesting such compensation in reasonable detail and using the methodology set forth in EXHIBIT F), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a borrowing or continuation of, or conversion into, a LIBOR Committed Loan, or a borrowing of a Bid Loan, does not occur on a date specified therefor in a Notice of Committed Borrowing, Notice of Conversion/Continuation or Bid Request, (ii) if any repayment, prepayment or conversion of any LIBOR Committed Loan, or repayment of any Bid Loan, occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 8.1), (iii) if any prepayment of any LIBOR Committed Loan or Bid Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Committed Loan or Bid Loan when due hereunder. Calculation of all amounts payable to a Lender under this
SECTION 2.19 in respect of LIBOR Loans shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 2.19. Determinations by any Lender for purposes of this SECTION 2.19 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, PROVIDED that such determinations are made in good faith and in accordance with the methodology set forth in EXHIBIT F.

                                  ARTICLE III

                      CONDITIONS OF CLOSING AND BORROWING

         3.1 CONDITIONS OF CLOSING AND INITIAL BORROWING. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent:

         (a) The Agent shall have received Commitments from the Lenders (in addition to the Commitment of First Union) to provide funds to the Borrower in the amount of the Total Commitment and on the terms and conditions set forth in the Loan Documents.

         (b) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

                   (i) a Committed Loan Note for each Lender that is a party hereto as of the Closing Date in the amount of such Lender's Commitment and duly completed and executed by the Borrower;

                  (ii) a Bid Loan Note for each Lender that is a party hereto as of the Closing Date in the amount of the Total Commitment and duly completed and executed by the Borrower;

                 (iii) a certificate, signed by the chief executive officer, chief financial officer or a vice chairman of the Borrower, in form and substance satisfactory to the Agent, certifying that, as of the Closing Date and both immediately before and after the initial Borrowing of Loans hereunder and the application of the proceeds thereof, (A) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct (B) no Default or Event of Default has occurred and is continuing, (C) there are no insurance regulatory proceedings pending or, to such individual's knowledge, threatened against the Insurance Subsidiary in any jurisdiction that, if adversely determined, would be reasonably likely to have a Material Adverse Effect, and (D) no Material Adverse Change has occurred since December 31, 1995 (except as may be disclosed in the Forms 10-K and 10-Q filed by the Borrower for the periods ending December 31, 1995 through September 30, 1996), and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change;

                  (iv) a certificate of the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Agent, certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws of the Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate and (C) that attached thereto is a true and complete copy of the resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing any of such Loan Documents, and attaching all such copies of the documents described above; and

                   (v) a certificate of the secretary or an assistant secretary of the Insurance Subsidiary, in form and substance satisfactory to the Agent, certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Insurance Subsidiary, certified as of a recent date by the Commissioner of the Texas Department of Insurance, and that the same has not been amended since the date of such certification and (B) that attached thereto is a true and complete copy of the bylaws of the Insurance Subsidiary, as then in effect, and attaching all such copies of the documents described above; and

                  (vi) favorable opinions of Richard W. Scott, Vice Chairman and General Counsel of the Borrower, and Vinson & Elkins L.L.P., special counsel to the Borrower, addressed to the Agent and the Lenders, in substantially the form of EXHIBIT G and addressing such other matters as the Agent or any Lender may reasonably request.

         (c) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower Affiliates under the laws of the jurisdictions of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) as to each Insurance Subsidiary, a certificate of compliance as of a recent date, issued by the Insurance Regulatory Authority of its jurisdiction of domicile.

         (d) All approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that, in the opinion of the Agent, would otherwise be reasonably likely to have a Material Adverse Effect.

         (e) Since December 31, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change (except as may be disclosed in the Forms 10-K and 10-Q filed by the Borrower for the periods ending December 31, 1995 through September 30, 1996).

         (f) The Borrower shall have paid (i) to the Agent, the initial payment of the annual administrative fee described in paragraph (ii) of the Fee Letter, and (ii) all other fees and expenses of the Agent and the Lenders required under this Agreement or under any other Loan Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated thereby.

         (g) The Agent shall have received evidence satisfactory to it that, concurrently with the making of the initial Loans hereunder, all principal, interest and other amounts outstanding with respect to the Terminating Senior Indebtedness shall be repaid and satisfied in full.

         (h) The results of a search of all filings made against the Borrower Affiliates under the Uniform Commercial Code as in effect in any state in which any assets of the Borrower Affiliates are located which results shall be satisfactory to the Lenders.

         (i) There shall not have occurred and been continuing any event or condition in the United States financial and capital markets that could reasonably be expected to have a material adverse effect on the primary syndication of the revolving credit facility provided for hereunder.

         (j) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans.

         (k) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.

         3.2 CONDITIONS TO ALL LOANS. The obligation of each Lender to make any Loans hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) The Agent shall have received a Notice of Committed Borrowing in accordance with SECTION 2.2(A) or a Bid Request in accordance with SECTION 2.3(A), as applicable;

         (b)     Each of the representations and warranties contained in
ARTICLE IV and in the other Loan Documents shall be true and correct on and as of the relevant Borrowing Date with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

         (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

         Each giving of a Notice of Committed Borrowing or a Bid Request, and the consummation of each Borrowing, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.

         3.3 WAIVER OF CONDITIONS PRECEDENT. If any Lender makes any Loan hereunder prior to the fulfillment of any of the conditions precedent set forth in this ARTICLE III, the making of such Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly. No failure by the Borrower to fulfill any such condition precedent shall constitute a Default or an Event of Default hereunder, except to the extent any such failure is continuing after the expiration of any period within which such condition is specifically required to be fulfilled.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make the Loans, the Borrower makes the following warranties and representations to the Agent and the Lenders, all of which shall be true and correct as of the date hereof, the Closing Date and any other date on which any Loans are made hereunder:

         4.1 CORPORATE ORGANIZATION AND POWER. Each Borrower Affiliate (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) is duly qualified to do business and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where any failure to comply herewith would not reasonably be expected to have a Material Adverse Effect on such Borrower Affiliate, (iii) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted and (iv) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by this Credit Agreement and the other Loan Documents) as to each of the foregoing, except where any failure to comply herewith would not reasonably be expected to have a Material Adverse Effect on such Borrower Affiliate. The execution, delivery and performance by the Borrower of each Loan Document and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required). Each Borrower Affiliate has received all material governmental and other consents and approvals (if any shall be required) necessary for such execution, delivery and performance of this Credit Agreement and the other Loan Documents, and such execution, delivery and performance do not and will not contravene or conflict with, or create a lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon any Borrower Affiliate. This Credit Agreement and each of the Loan Documents is (or when executed and delivered will be) the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

         4.2 CERTAIN AGREEMENTS. There have been delivered to the Agent, on behalf of each Lender, true, correct and complete copies of each of the Credit Agreement, such Lender's Note, and each of the other Loan Documents and any other material documents required to be delivered in connection therewith, as amended to the date hereof, and all exhibits and schedules delivered in connection therewith. Each of the Loan Documents existing as of the Closing Date is in full force and effect, and the Borrower has performed all of its material obligations thereunder required to be performed on or prior to the date hereof.

         4.3 LITIGATION; GOVERNMENT REGULATION. No claim, litigation (including, without limitation, derivative actions), arbitration, or governmental investigation, proceeding or inquiry is pending or threatened against the Borrower or any Subsidiary (i) that is reasonably expected to have a Material Adverse Effect on any Borrower Affiliate or (ii) that relates to any of the transactions contemplated hereby, and there is no basis known to the Borrower for any of the foregoing. SCHEDULE 4.3 sets forth all material claims, litigation, arbitration, and governmental investigations, proceedings or inquiries pending or threatened against any Borrower Affiliate, and none of such actions, individually or in the aggregate is reasonably expected to have a Material Adverse Effect on such Borrower Affiliate. No Borrower Affiliate has any material contingent liabilities not provided for or referred to in the Financial Statements and Statutory Financial Statements delivered pursuant to SECTIONS 4.17, 4.18 and 5.3.

         4.4 TAXES. No Borrower Affiliate is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets. Each Borrower Affiliate has timely filed all tax returns that are required by law to be filed, and has paid all taxes shown on said returns and all other assessments or fees levied upon such Borrower Affiliate, or upon its respective properties to the extent that such taxes, assessments or fees have become due and if not due, such taxes have been adequately provided for, except for matters contested in good faith in appropriate proceedings. No material controversy in respect of income taxes is pending or, to the Borrowers's knowledge, threatened, against any Borrower Affiliate. As used in this SECTION 4.4, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, income, sales, use, and excise taxes, import and governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality.

         4.5 CONFLICTS WITH OTHER INSTRUMENTS, LAWS. Neither the execution, delivery or performance of the Loan Documents by the Borrower or any Subsidiary nor its compliance therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute, with the passage of time or the giving of notice or both, a default under, or requires the consent or approval of any Person with respect to, (i) the articles of incorporation or bylaws of any Borrower Affiliate, (ii) any law, rule, statute or regulation or any order, writ, injunction or decree of any court or governmental authority or (iii) any agreement or instrument to which any Borrower Affiliate is a party or by which such Borrower Affiliate, or its respective properties, is bound or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon its properties pursuant to any such agreement or instrument.

         4.6 GOVERNMENTAL COMPLIANCE; INSURANCE LICENSES. (a) Except as disclosed on SCHEDULE 4.6, each Borrower Affiliate has been and is in good standing with respect to all material governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to continue to conduct its business as heretofore conducted and to own or lease and operate its properties as now owned or leased by them. None of such approvals, licenses, permits, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as either such Borrower Affiliate.

         (b) SCHEDULE 4.6 lists all of the jurisdictions in which the Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Except as set forth on SCHEDULE 4.6, no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, there is no sustainable basis for such a suspension, revocation or limitation, and no such suspension, revocation or limitation is threatened by any state insurance department. SCHEDULE 4.6 indicates the line or lines of insurance in which the Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. The Insurance Subsidiary does not transact any insurance business, directly or indirectly, in any state other than those enumerated on SCHEDULE 4.6 hereto, where such business requires any license, permit, governmental approval, consent or other authorization.

         4.7 DEFAULT. No event has occurred and is continuing that constitutes a Default or an Event of Default.

         4.8 MARGIN SECURITIES. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loans will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

         4.9 USE OF PROCEEDS. The Borrower's use of the proceeds of any Loans are and will be for legal and proper corporate uses, duly authorized by its Board of Directors, and such uses are and will comply with SECTION 2.15 and be consistent in all material respects with all applicable laws and statutes, as in effect from time to time.

         4.10 INSURANCE. Each Borrower Affiliate is adequately insured for its benefit under policies issued by insurers of recognized responsibility, with coverage of types and in amounts as are customary in the Borrower Affiliates' respective industries. No notice of any pending or threatened cancellation or material premium increase has been received by a Borrower
Affiliate with respect to any such insurance policies.   Each Borrower
Affiliate is in substantial compliance with all material conditions contained in such insurance policies.

         4.11 OWNERSHIP OF PROPERTIES, SUBSIDIARY. On the date of any Loan, each Borrower Affiliate will have good title, subject to any Permitted Liens, to all of its properties and assets, real and personal, of any nature whatsoever reflected in the Financial Statements and Statutory Financial Statements. Borrower owns 100% of the outstanding Stock and Securities of WNL Holding Corp., and WNL Holding Corp. owns 100% of the outstanding Stock and Securities of Western National Life, in each case free and clear of all liens, encumbrances and charges whatsoever.

         4.12 BUSINESS LOCATIONS. SCHEDULE 4.12 lists each of the locations where each of the Borrower Affiliates maintains an office, a place of business or any records.

         4.13 ACCURACY OF INFORMATION. All factual written information furnished heretofore or contemporaneously herewith by any Borrower Affiliate or known by any Borrower Affiliate to have been furnished on its behalf to the Agent or the Lenders for purposes of or in connection with this Credit Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is, and all other such factual written information hereafter furnished by or on behalf of any Borrower Affiliate to the Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which it is provided, not misleading, and the Borrower has notified the Lenders of all events that have occurred since such date that would render such information incomplete or misleading in any material respect.

         4.14 SUBSIDIARIES; AFFILIATES. As of the date hereof, other than as set forth on SCHEDULE 4.14, the Borrower has and, to its knowledge, has had no Subsidiaries or Affiliates other than the Insurance Subsidiary, and the Insurance Subsidiary has and, to the knowledge of Borrower, has had no Subsidiaries. In addition, SCHEDULE 4.14 sets forth the ownership by any Person of five percent (5%) or more of any class of capital stock in the Borrower Affiliates.

         4.15    INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.
No Borrower Affiliate is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended, provided, however, that the WNL Series Trust is an "investment company" operating a mutual fund as part of the Insurance Subsidiary's variable annuity program and may in the future become a Borrower Affiliate, and, at all times, shall be in material compliance with the Investment Company Act of 1940. No Borrower Affiliate is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.16    EMPLOYEE PLANS; ERISA.

         (a) All Multiemployer Plans, all Welfare Plans and all other Employee Plans that each Borrower Affiliate has adopted with respect to its employees are in compliance with ERISA and the Internal Revenue Code.

         (b) Except as set forth in SCHEDULE 4.16, no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, has occurred with respect to any Employee Plan, and no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan. Except as set forth in SCHEDULE 4.16, the present value of all accrued benefits under each Employee Plan (based on those assumptions used to fund such Employee Plan) did not, as of the most recent valuation date, exceed the then current value of the assets of such Employee Plan allocable to such benefits. Except as set forth in SCHEDULE 4.16, full payment has been made on or before the due date thereof of all amounts that any Borrower Affiliate is required under the terms of each such Employee Plan to have paid as contributions to such plan.

         (c) Except as set forth in SCHEDULE 4.16, no Borrower Affiliate has incurred any withdrawal liability under Section 4201 of ERISA.

         (d) No Borrower Affiliate has participated in any Prohibited Transaction that has subjected, or may subject, it to any material civil penalty or tax imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively. Except as set forth in SCHEDULE 4.16, no Borrower Affiliate has incurred, or is reasonably expected to incur, any liability to the Pension Benefit Guaranty Corporation (other than for insurance premiums, which have been paid when due).

         (e) The present value (determined using actuarial and other assumptions that are reasonable in respect of the benefits provided and the employees participating) of the liability of any Borrower Affiliate for post-retirement benefits to be provided to their current and former employees under all Welfare Plans does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount that would materially and adversely affect the financial condition of such Borrower Affiliate or the Borrower's ability to perform its obligations hereunder.

         (f) The execution and delivery of this Credit Agreement will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code.

         (g) No Borrower Affiliate is making or has ever made or been required to make any contributions to a Multiemployer Plan.

         4.17 FINANCIAL STATEMENTS OF THE BORROWER AND ITS INSURANCE SUBSIDIARY. The Borrower has previously delivered to the Agent the Financial Statements consisting of the audited consolidated balance sheets of the Borrower and its Insurance Subsidiary as of December 31, 1995, December 31, 1994 and December 31, 1993 and the related statements of income and cash flows for the Fiscal Years then ended, and the unaudited consolidated balance sheets of the Borrower and its Insurance Subsidiary as of September 30, 1996 and the related statements of income and cash flows for the three- month period then ended have been prepared by the Borrower in accordance with Generally Accepted Accounting Principles, and they contain no material misstatement or omission and fairly present the financial position, assets and liabilities of the Borrower and its Insurance Subsidiary, on a consolidated basis, as of the respective dates thereof and the results of operations of the Borrower and its Insurance Subsidiary, on a consolidated basis, for the respective periods then ended. Since December 31, 1995, there has been no Material Adverse Change in the assets, liabilities or financial position of any Borrower Affiliate or in the results of any such Borrower Affiliate's operations (except as may be disclosed in the Forms 10-K and 10-Q filed by the Borrower for the periods ending December 31, 1995 through September 30, 1996), and no Borrower Affiliate has incurred any obligation or liability that could materially and adversely affect its financial condition or business operations.

         4.18    SAP FINANCIAL STATEMENTS.

         (a) The Annual Statements of the Insurance Subsidiary including, without limitation, the provisions made therein for investments and the valuation thereof, losses (reserves), and Statutory Liabilities, as filed with the Department and delivered to Agent prior to the execution and delivery of this Agreement, as of the end of, and for, the 1993, 1994 and 1995 Fiscal Years (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP. Each such Statutory Financial Statement was in compliance with applicable law when filed. The Statutory Financial Statements fairly present the financial position, the results of operations, changes in equity and changes in financial position of the Insurance Subsidiary as of and for the respective dates and periods indicated therein in accordance with SAP, except as set forth in the notes thereto. Except for liabilities and obligations disclosed or provided for in the Statutory Financial Statements, including, without limitation, losses (reserves) and Statutory Liabilities (all of which have been computed in accordance with SAP), the Insurance Subsidiary did not have, as of the respective dates of each of such Statutory Financial Statements, any material liabilities or obligations (whether absolute or contingent and whether due or to become due) that in conformity with SAP would have been required to be or should be disclosed or provided for in such Statutory Financial Statements. All books of account of the Insurance Subsidiary fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of the Insurance Subsidiary and all of such books of account are in the possession of the Insurance Subsidiary and are true, correct and complete in all material respects.

         (b) The investments of the Insurance Subsidiary reflected in the 1995 Annual Statements comply in all material respects with all applicable requirements of the Department as well as those of any other Governmental Authority with jurisdiction over the investment of the Insurance Subsidiary's funds.

         (c) The amounts shown in the 1995 Annual Statement for the Insurance Subsidiary for (i) aggregate reserve for life policies and contracts and for accident and health policies (set forth in lines 1 and 2, column 1, of page 3 thereof), and (ii) Statutory Liabilities were computed in accordance with commonly accepted actuarial standards consistently applied and were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions that were in accordance with or more stringent than those called for in the insurance policies and contracts and in the related reinsurance, co-insurance or similar contracts of the Insurance Subsidiary, were computed on the basis of assumptions consistent with those of the preceding Fiscal Year or Quarter, as the case may be, and met the requirements of the Department, as applicable, as well as those of any other applicable Governmental Authority. Such reserves established by the Insurance Subsidiary were, in the judgment of Borrower and such Insurance Subsidiary, adequate as of such date for the payment by the Insurance Subsidiary of all insurance benefits, losses, claims and investigative expenses of the Insurance Subsidiary.

         (d) Marketable securities and short term investments reflected in the Insurance Subsidiary's 1995 Annual Statement are valued at cost, amortized cost or market value, as required by applicable law or regulation.

         4.19 SOLVENCY. The Borrower is Solvent, and will not, as a result of the transactions contemplated hereby become not Solvent or be left with unreasonably small capital.

         4.20 ENVIRONMENTAL MATTERS. (a) Except as reflected in SCHEDULE 4.20, (i) to the best knowledge of Borrower, no Hazardous Material is or has been generated, used, released, treated, disposed of or stored, or otherwise located, in, on or under any Realty (or any portion thereof) in violation of any Environmental Law, and no part of the Realty or other property owned, leased or operated by the Borrower or any Subsidiary (now or in the past), including without limitation the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Material; (ii) no improvements on the Realty contain any asbestos or substances containing asbestos; (iii) none of the Realty has been the subject of an environmental audit or assessment, or remedial action; and (iv) to the best of the Borrower's knowledge, the foregoing statements are true and correct with respect to all of the real property adjoining any of the Realty.

         (b) To the best of the Borrower's knowledge, no portion of the Realty has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or a petroleum products storage facility, and none of the Realty or other property owned, leased or operated by the Borrower or any Subsidiary (now or in the past) has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems.

         (c) Except as set forth in SCHEDULE 4.20, there are no underground storage tanks situated on the Realty and, to the best of the knowledge of the Borrower, no underground storage tanks have ever been situated on the Realty.

         (d) Except as set forth in SCHEDULE 4.20, to the best knowledge of Borrower, all activities and operations of the Borrower and Subsidiaries meet the requirements of all applicable Environmental Laws, neither the Borrower nor any Subsidiary has violated any Environmental Law in the past, and the Realty has never been the site of a violation of any Environmental Law.

         (e) Except as set forth on SCHEDULE 4.20, to the best knowledge of Borrower, neither the Borrower nor any Subsidiary has ever sent a Hazardous Material to a site which, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, or (2) which is subject to a claim, an administrative order or other request to take "response," "removal," "corrective" or "remedial" action, as defined in any Environmental Law, or to pay for or contribute to the costs of cleaning up the site.

         (f) Neither the Borrower nor any Subsidiary is involved in any suit or proceeding or has received any notice from any Governmental Authority or other third party with respect to a release or threat of release of any Hazardous Material, or violation or alleged violation of any Environmental Law, or has received notice of any claim from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Material.

         (g) To the Borrower's knowledge, the Borrower and each Subsidiary has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits, and has generated and maintained in all material respects all required data, documentation and records required under all Environmental Laws.

         4.21 ASSETS FOR CONDUCT OF BUSINESS. Each of the Borrower Affiliates possesses adequate assets, contract rights, patents, patent applications, copyrights, trademarks, servicemarks and trade names, or licenses thereto, to continue to conduct its business as heretofore conducted, without any material conflict with the rights of others.

         4.22 TRADE RELATIONS. There exists no actual or, to the best of the Borrower's knowledge following due inquiry, threatened termination, cancellation or limitation of, or any modification or change in (other than fluctuation in sales by individual insurance agents or agencies or distributors that occur in the ordinary course of business), the business relationship of any Borrower Affiliate with any customer or any group of customers that Borrower anticipates will have a Material Adverse Effect on the business of such Borrower Affiliate, or with any agent, distributor (including a bank), or insurance agency or group of agents, distributors, or insurance agencies, that Borrower anticipates will have a Material Adverse Effect on the business of such Borrower Affiliate, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect on any Borrower Affiliate or prevent such Borrower Affiliate from conducting its business after the consummation of the transactions contemplated by this Credit Agreement in substantially the same manner in which it has heretofore been conducted.

         4.23 SECURITIES LAWS. Neither the Borrower nor any Subsidiary, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in any Note or any other Obligation for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the issuance or sale of such Note or any other liability to registration under the Securities Act of 1933, as amended.

         4.24 COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental

Authority, if the effect of such violation, or cumulative effect of such violations, could reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate and, to the best of the Borrower's knowledge, no such violation has been alleged, and the Borrower and each Subsidiary (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate, and the information contained in each of such filings is true, correct and complete in all material respects, and (ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate.

         4.25 EMPLOYEES AND LABOR. There is no unfair labor practice complaint against any Borrower Affiliate pending before the National Labor Relations Board or any state or local agency and there is not a labor strike or other labor dispute pending or, to the best of the Borrower's knowledge, threatened, affecting any of the foregoing that if adversely resolved would have a Material Adverse Effect on such Borrower Affiliate and, to the best of the Borrower's knowledge, there are no organizational attempts affecting any of the employees of any Borrower Affiliate that could have a Material Adverse Effect on any Borrower Affiliate; there is no grievance, labor dispute or work stoppage involving or affecting any Borrower Affiliate pending or, to the best of the Borrower's knowledge, threatened that could have a Material Adverse Effect on any Borrower Affiliate.

         4.26 REINSURANCE. The Insurance Subsidiary is not a party to any existing Surplus Relief Reinsurance Agreement. SCHEDULE 4.26 lists all existing Reinsurance Agreements of the Insurance Subsidiary. Except as set forth on SCHEDULE 4.26, (i) as of the date hereof all such Reinsurance Agreements are in full force and effect and are with reinsurers rated "A" or better by A.M. Best & Company and (ii) no party to any such agreements is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by the Credit Agreement. To the best knowledge of the Borrower, there is no reason to believe that the financial condition of any other party to any such Reinsurance Agreement is impaired with the result that a default thereunder may reasonably be anticipated.

         4.27 POLICIES OF INSURANCE. Except with respect to terms specifically negotiated with policyholders, if any, and subject to such exceptions, if any, as are not material to Borrower or Western National Life all policies of insurance issued by the Insurance Subsidiary as now in force are, to the extent required under applicable law, on forms approved by the appropriate Governmental Authorities in the jurisdictions where issued or have been filed with and not objected to by such Governmental Authorities within the period provided for objection. None of the terms embraced by the exception contained in the preceding sentence adversely affects, or could reasonably be expected to adversely affect, the enforceability of any such policies or jeopardizes, or could reasonably be expected to jeopardize, the License of the Insurance Subsidiary in any jurisdiction.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         Until payment in full of all Obligations of the Borrower to each of the Lenders and termination of the Commitments, the Borrower covenants and agrees that, unless the Required Lenders consent otherwise in writing, the Borrower shall:

         5.1 REPAYMENT OF OBLIGATIONS. Promptly repay the Obligations when due, including without limitation the amounts due under the Notes, according to the terms of this Credit Agreement and the other Loan Documents.

         5.2 PERFORMANCE UNDER LOAN DOCUMENTS. Perform, and cause its Subsidiaries to perform, all obligations required to be performed by the Borrower and each such Subsidiary, as applicable, under the terms of this Credit Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between any Borrower Affiliate and the Lenders, subject to notice and cure provisions contained therein.

         5.3 REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish or cause to be furnished to the Agent and the Lenders:

         (a)     GAAP Financial Statements.

                 (i) Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (A) a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its Insurance Subsidiary, as of the close of such Fiscal Quarter, and (B) a copy of the unaudited consolidated and consolidating statements of income of the Borrower and its Insurance Subsidiary for such Fiscal Quarter and for the elapsed portion of the Fiscal Year, and (C) the consolidated and consolidating statements of cash flows of the Borrower and its Insurance Subsidiary, for such Fiscal Quarter and for the elapsed portion of the Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and accompanied by the certification of the chief executive officer or chief financial officer of the Borrower that all such Financial Statements are complete and correct and present fairly in accordance with Generally Accepted Accounting Principles (subject to normal year-end adjustments) the financial position and results of operations of the Borrower and its Insurance Subsidiary as at the end of such Fiscal Quarter, and for such Fiscal Quarter and for the elapsed portion of the Fiscal Year.

                 (ii) Within 90 days after the close of each Fiscal Year, a copy of the annual audited consolidated Financial Statements of the Borrower, consisting of the consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows, setting forth in comparative form in each case the consolidated figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with Generally Accepted Accounting Principles, certified without qualification by the independent certified public accountants regularly retained by the Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that all such Financial Statements are complete and correct and present fairly in accordance with Generally Accepted Accounting Principles the consolidated financial position and the consolidated results of operations and cash flows of the Borrower and its Insurance Subsidiary as at the end of such Fiscal Year and for such Fiscal Year.

         (b)     SAP Financial Statements.

                 (i) As soon as possible, but in any event within 60 days after the end of each Fiscal Year of the Insurance Subsidiary, a copy of the Annual Statement for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of the Insurance Subsidiary that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of the Insurance Subsidiary for such Fiscal Year.

                 (ii) As soon as possible, but in any event within 60 days after the end of each Fiscal Year of the Insurance Subsidiary, the certification of the chief valuation actuary of the Insurance Subsidiary as to the adequacy of the Insurance Subsidiary's reserves set forth in the applicable Annual Statement. Such opinion shall be in the format, if any, prescribed by the applicable Insurance Code.

                 (iii) Within 90 days after the end of each Fiscal Year, a copy of the Insurance Subsidiary's Annual Statement prepared in accordance with SAP, certified without qualification by the independent certified public accountants regularly retained by the Insurance Subsidiary, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that such Annual Statement is complete and correct and presents fairly in accordance with SAP the Insurance Subsidiary's financial position for such Fiscal Year and continuing consolidated and consolidating financial statements.

                 (iv) As soon as possible, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Insurance Subsidiary, a copy of the Insurance Subsidiary's quarterly statement for such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the Insurance Subsidiary's chief financial officer or chief executive officer that all such financial statements are complete and correct and present fairly in accordance with SAP the Insurance Subsidiary's financial position for the periods then ended.

                 (v) Upon filing with the Department, the Insurance Subsidiary's management discussion and analysis.

         (c) Notice of Default. As soon as practicable, but in any event within three (3) Business Days after the Borrower becomes aware of the existence of any Default or Event of Default, or any development that would have a Material Adverse Effect on any Borrower Affiliate, telephonic, facsimile, telegraphic notice specifying the nature of such Default, Event of Default or development, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two (2) Business Days, other than developments that affect the economy of the United States generally or the insurance industry generally.

                 (d) Additional Information. The following certificates and other information:

                 (i) As soon as received, but not later than ten (10) Business Days after receipt thereof, a copy of any reports on examination or similar reports, financial examination reports or market conduct examination reports by a Governmental Authority with respect to the Insurance Subsidiary's insurance business.

                 (ii) Copies of all material filings with Governmental Authorities by any Borrower Affiliate not later than five (5) Business Days after such filings are made, including, without limitation, filings that seek approval of Governmental Authorities with respect to material transactions between any Borrower Affiliate and any Affiliates thereof.

                 (iii) Within three (3) Business Days of such notice, notice of actual suspension, termination, limitation or revocation of any material license of any Borrower Affiliate (including any License of the Insurance Subsidiary) by any Governmental Authority or of receipt of notice from any Governmental Authority notifying the Insurance Subsidiary of a hearing relating to such a suspension, termination, limitation or revocation, including any request by a Governmental Authority that commits any Borrower Affiliate to take, or refrain from taking, any action that otherwise materially and adversely affects the authority of such Borrower Affiliate to conduct its business.

                 (iv) Within three (3) Business Days of such notice, notice of any material pending or threatened inquiry, investigation or regulatory proceeding (other than routine periodic inquiries, investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any Borrower Affiliate, including any agent or managing general agent thereof.

                 (v) Promptly, notice of any actual or, to the best of the Borrower's knowledge, proposed material changes (other than proposed changes existing as of the date of this Credit Agreement) in the Insurance Code governing the investment or dividend practices of Texas domiciled insurance companies.

                 (vi) (A) Promptly, notice of any change or modification to any Reinsurance Agreement whether entered into before or after the Closing Date, which change or modification could reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate;
         (B) promptly, notice of any written notice received by any Borrower Affiliate of denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which such entity is a party; and (C) promptly, such other financial, actuarial and other information with respect to Reinsurance Agreements as the Agent may reasonably request.

         (e) Compliance Certificates. Concurrently with each delivery of the financial statements described in SECTIONS 5.3(A) AND (B), and at any other time no later than thirty (30) Business Days following a written request of the Agent, a duly completed Compliance Certificate, signed by the chief financial officer of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and financial restrictions contained in ARTICLE VI and to the effect that, to the best of such officer's knowledge, as of such date no Default or Event of Default has occurred and is continuing.

         (f) Auditors' Reports. Promptly upon receipt thereof, copies of all material detailed financial and management reports regarding any Borrower Affiliate submitted to any such entity by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of such entity.

         (g) Reports to Shareholders and SEC. Promptly upon (and in any event within three (3) Business Days after) the sending or filing thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower shall send or make available generally to its public shareholders or file with the Securities and Exchange Commission, (ii) all regular, periodic and special reports, registration statements and prospectuses, including all amendments thereto, that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the NASD or any national securities exchange (excluding filings related to variable annuity products and related operations), and (iii) all press releases and other statements that the Borrower or any of its Subsidiaries shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business.

         (h) Notice of Litigation and ERISA Matters. Upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower or Subsidiary with respect thereto:
(i) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or Department of Labor proceeding with respect to any Employee Plan or Welfare Plan) that could, if adversely determined, be reasonably expected to have a Material Adverse Effect on any Borrower Affiliate, (ii) the failure of any Borrower Affiliate timely to make a required contribution to any Employee Plan if such failure is sufficient to give rise to a lien under section 302(f)(1) of ERISA, (iii) the institution of any steps by any Borrower Affiliate to withdraw from, or the institution of any steps by any Borrower Affiliate to terminate under a distress termination, any Employee Plan or the taking of any action with respect to an Employee Plan that could result in the requirement that the Borrower Affiliate furnish a bond or other security to such Employee Plan, or the occurrence of any event with respect to any Employee Plan that could result in the incurrence by any Borrower Affiliate of any material liability (other than a liability for contributions or premiums), fine or penalty, or (iv) the commencement of any dispute that might lead to the modification, transfer, revocation, suspension or termination of this Credit Agreement or any Loan Document.

         (i) Insurance Reports. Within five (5) Business Days of receipt of such notice by any Borrower Affiliate, written notice of any cancellation or Material Adverse Change in any material Insurance Policy carried by such Borrower Affiliate.

         (j) Bonding of Fiduciaries. Upon request of the Agent, evidence that every fiduciary and every Person who handles funds of an Employee Plan or Welfare Plan is bonded in accordance with section 412 of ERISA.

         (k) Change of Name, Places of Business. As soon as reasonably practicable but in any event within 30 days after such event, written notice to the Agent of any change in the name or principal place of business of any Borrower Affiliate.

         (l) Subsidiaries. Borrower shall deliver with its Financial Statements notice of (i) any newly created or acquired Material Subsidiary and
(ii) any Subsidiary that has become a Borrower Affiliate since the most recent delivery of Financial Statements.

         (m) Other Information. From time to time such other information under Borrower's possession or control concerning any Borrower Affiliate as the Agent may reasonably request.

         5.4 CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of each Borrower Affiliate, (ii) be, and ensure that each Borrower Affiliate is, duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, (iii) comply, and cause each other Borrower Affiliate to comply, in all material respects with all Contractual Obligations and Requirements of Law binding upon such entity, and (iv) do or cause to be done all things necessary to preserve and keep in full force and effect the Insurance Subsidiary's corporate existence and all Licenses required by the Insurance Subsidiary to engage in the insurance business in all jurisdictions in which the Insurance Subsidiary is so engaged; provided, however, with respect to (i) above, Borrower Affiliates may merge with other Borrower Affiliates (so long as the Borrower is the survivor in any merger to which it is a party) and, provided, further, with respect to (iv) above and subject to the other provisions of this Credit Agreement, the Insurance Subsidiary need not maintain Licenses in jurisdictions in which it ceases to do business).

         5.5 BOOKS, RECORDS AND INSPECTIONS. (i) Maintain, and cause its Subsidiaries to maintain, materially complete and accurate books and records,
(ii) permit, and cause each Subsidiary to permit access at reasonable times by the Agent to its books and records, (iii) permit, and cause each Subsidiary to permit, the Agent to inspect at reasonable times its properties and operations, and (iv) permit, and cause each Subsidiary to permit, the Agent to discuss its business, operations and financial condition with such entities' officers.

         5.6 INSURANCE. Maintain, and cause each Subsidiary to maintain, such insurance policies to such extent and against such hazards and liabilities as is customarily maintained by prudent companies similarly situated or as may be required by law.

         5.7 TAXES AND LIABILITIES. Pay, and cause each Subsidiary to pay, when due, all material taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings, with respect to which reserves have been established, and are being maintained, in accordance with Generally Accepted Accounting Principles, if and so long as such contest could not reasonably be expected to have a Material Adverse Effect on any Borrower Affiliate.

         5.8 EMPLOYEE BENEFIT PLANS. Maintain, and cause each Subsidiary to maintain, each Employee Plan, Multiemployer Plan and Welfare Plan in compliance in all material respects with all applicable Requirements of Law.

         5.9 COBRA. Operate, and cause each Subsidiary to operate, each Employee Plan in such a manner that such Borrower Affiliate or Subsidiary will not incur any material tax liability under Section 4980B of the Internal Revenue Code or any material liability to any qualified beneficiary as defined in such Section 4980B.

         5.10 COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, in all material respects with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the Insurance Subsidiary's investments).

         5.11 MAINTENANCE OF PERMITS. Maintain, and cause each Subsidiary to maintain, all material permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality.

         5.12 INVESTMENTS. Cause the assets of the Insurance Subsidiary to be invested at all times so as to be in material compliance, at the time of making each investment, with the investment policies adopted by the Board of Directors of the Insurance Subsidiary, as amended by such Board from time to time.

         5.13 INTEREST RATE PROTECTION. Subject to maintaining the required ratio of SECTION 6.3 hereof, the Borrower may enter into Rate Protection Agreements and shall promptly furnish to Lenders copies thereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until payment in full of all Obligations of the Borrower to each of the Lenders and termination of the Commitments, the Borrower covenants and agrees that, unless the Required Lenders consent in writing, the Borrower shall not, and shall not permit any Borrower Affiliate, to:

         6.1 CONSOLIDATED NET WORTH. Permit Consolidated Net Worth of the Borrower to be less than $675,000,000.

         6.2 ADJUSTED STATUTORY CAPITAL AND SURPLUS. Permit Adjusted Statutory Capital and Surplus of Western National Life to be less than $550,000,000.

         6.3 RATIO OF CONSOLIDATED INDEBTEDNESS TO TOTAL CAPITALIZATION. Permit the ratio of (i) Consolidated Indebtedness at any time to (ii) the Total Capitalization of the Borrower at such time to be more than 0.375 to 1.0.

         6.4 RISK BASED CAPITAL. Permit the Total Adjusted Capital of Western National Life to be less than 150% of the Company Action Level RBC.

         6.5 BEST RATING. Permit the Insurance Subsidiary to have an A.M. Best Rating of less than "A-."

         6.6 LIMITATION ON LIENS. Except as provided below, incur, issue, assume or guarantee any Indebtedness secured by a Lien on any property or assets of the Borrower or the Insurance Subsidiary, or any shares of capital stock of any Subsidiary, without effectively providing that the Obligations (together with, if the Borrower shall so determine, any other Indebtedness which is not subordinated to the Obligations) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such

Indebtedness shall be so secured; provided, however, that this covenant shall not apply to Indebtedness secured by (a) Liens existing on the date of this Agreement listed on SCHEDULE 6.6; (b) Liens on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Subsidiary or merges into or consolidates with the Borrower or a Subsidiary;
(c) Liens on property or shares of stock existing at the time of acquisition thereof by the Borrower or any Subsidiary; (d) Liens to secure (i) the financing of the acquisition, construction or improvement of real property, or
(ii) the acquisition of shares of stock by the Borrower or any Subsidiary to the extent the Liens cover only the shares of stock being acquired; provided, that such Liens are created not later than one year after such acquisition or, in the case of real property, not later than one year after completion of construction or commencement of commercial operation, whichever is later; (e) Liens in favor of the Borrower; (f) Liens in favor of, or required by, governmental authorities; (g) liens arising in the ordinary and customary course of the Insurance Subsidiary's investment activities so long as such activities are otherwise in compliance with this Agreement; (h) statutory liens for the payment of goods and services that individually and in the aggregate are not expected to have a Material Adverse Effect on any Borrower Affiliate; and (i) any extension, renewal or replacement as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (d) inclusive; provided, however, that (A) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of stock that secured the Lien extended, renewed or replaced and (b) the Indebtedness secured by such Lien at such time is not so increased. The foregoing are hereinafter referred to as "Permitted Liens."

         6.7     REINSURANCE AGREEMENTS.

         (a) Enter into any Reinsurance Agreement with any reinsurer that is not rated "A" or better by A.M. Best & Company, Inc.

         (b)     Enter into any Surplus Relief Reinsurance Agreement.

         6.8 LIMITATION ON LINES OF BUSINESS. Permit the Insurance Subsidiary to engage in any line of business other than the lines of business described in detail on SCHEDULE 6.8, without the approval of the Required Lenders.

         6.9     MERGERS, CONSOLIDATIONS AND SALES.

         (a) Enter into any merger, consolidation or other transaction to which Borrower is a party and is not the surviving entity, or permit any Borrower Affiliate to enter into a merger, consolidation or purchase or other acquisition of assets or stock of any other Person if such transaction has or is expected to have a negative effect on Borrower's Senior Debt Rating Level.

         (b) Sell, transfer, convey or lease, or permit any Subsidiary to sell, transfer, convey or lease, to any Person other than a Borrower Affiliate,
(i) any asset or line of business of any Borrower Affiliate material to the operations or financial condition of such Borrower Affiliate, including, but not limited to, as to the Insurance Subsidiary, any asset or group of assets constituting, (x) in any single transaction, ten percent (10%) of such Subsidiary's Admitted Assets as of the most recent financial statement provided pursuant to SECTION 5.3(B) or, (y) during the term of this Agreement, thirty percent (30%) of such Subsidiary's Admitted Assets as of December 31, 1996 and
(ii) the Stock or other Securities (other than insurance products issued in the ordinary course of business) of the Insurance Subsidiary; provided, however, that clause (i) above shall not limit the sale of Securities in the ordinary course of managing any Borrower Affiliate's investment portfolio.

         6.10 CHANGE IN OWNERSHIP; ISSUANCE OF STOCK. (a) Permit a Change in Ownership to occur without the prior written consent of the Required Lenders, which may withhold their consent in their absolute discretion; or

         (b) Issue any Stock, or permit any Subsidiary to issue any Stock, options or warrant or other rights to purchase such Stock, to any Person without the prior written consent of the Required Lenders, which may withhold consent in their absolute discretion; provided, however, that (i) Borrower shall be permitted to issue its Stock, or options or warrants to purchase its Stock, to any Person and (ii) Borrower may alter the capital structure of any Subsidiary so long as Borrower continues to own, directly or indirectly, 100% of the outstanding Stock and Securities (other than insurance products issued in the ordinary course of business) of such Subsidiary, free and clear of all liens, encumbrances and charges whatsoever.

         6.11 SUBSIDIARIES. Create or permit to exist any Subsidiary (other than WNL Holding Corp.) or other Person that owns or would own any Stock or Security of Western National Life or WNL Holding Corp.

         6.12    BUSINESS ACTIVITIES.

         (a) Engage, or permit any Borrower Affiliate to engage, in any type of business except the business in which it is engaged as of the date hereof, the business activities described in detail in SCHEDULE 6.12, lines of business customarily associated with the life insurance business, and, in the case of the Insurance Subsidiary, the business allowed under SECTION 6.8. For purposes of this SECTION 6.12(A), the business of the Borrower shall include the holding of stock in Subsidiaries engaged in any line of business, provided that any Material Subsidiaries otherwise comply with this SECTION 6.12.

         (b) Engage in the business of issuing insurance policies other than through an Insurance Subsidiary.

         (c) Change, or permit the Insurance Subsidiary to change, the location of its principal executive office to a jurisdiction other than the State of Texas without the approval of the Required Lenders.

         6.13 TRANSACTIONS WITH AFFILIATES. Enter into, or cause, suffer or permit to exist, except as set forth in the Borrower's proxy statement relating to its 1996 annual meeting or Form 10-Q for the quarter ending September 30, 1996, directly or indirectly, any arrangement, transaction or contract (other than ordinary compensation and benefits arrangements) with any officer, director or holder of 10% or more of Borrower's shares (other than a shareholder who is the Borrower or a Subsidiary) of a Borrower Affiliate unless such arrangement, transaction or contract is in the ordinary course of business and on terms and conditions reasonably believed to be at least as favorable to such Borrower Affiliate as the terms and conditions that would apply in a similar arrangement, transaction or contract with an unrelated Person.

         6.14 RESTRICTED PAYMENTS. If an Event of Default shall have occurred and be continuing, purchase or redeem, or permit any Borrower Affiliate to purchase or redeem, any shares of its Stock or declare or pay any dividends or make any distribution to stockholders or set aside any funds for any such purpose (except, with respect to any Subsidiary, dividends paid to the Borrower for the sole purpose of enabling the Borrower to make any payments of principal or interest to the Lenders or to other creditors of Borrower ranking pari passu with the Lenders as required hereunder).

         6.15 STOCK OF SUBSIDIARIES. Transfer or dispose of, or permit any Borrower Affiliate to transfer or dispose of, any Stock of any Borrower Affiliate to any Person; or, pledge or otherwise encumber, or permit any Subsidiary to pledge or otherwise encumber, any Stock of any Subsidiary except as permitted under SECTION 6.6.

         6.16 NEGATIVE PLEDGE AGREEMENTS. Create, incur, assume or suffer to exist any agreement, other than this Credit Agreement, the Loan Documents, the agreements set forth on SCHEDULE 6.16, and agreements hereafter entered into by the Borrower which shall not be any more restrictive than this Credit Agreement, that places any restrictions (i) upon the right of a Borrower Affiliate to sell, pledge or otherwise dispose of any material portion of its properties now owned or hereafter acquired other than as permitted herein, except for such restrictions imposed (x) by federal or state securities laws,
(y) under the terms of agreements relating to Permitted Liens, and (z) on assets held in favor of policy holders in the ordinary course of business for variable products or other separate account activities, (ii) upon the right of a Borrower Affiliate to sell, pledge or otherwise dispose of Securities owned by it, except customary restrictions incurred in the ordinary course of such Borrower Affiliate's investment activities, or (iii) upon the right or ability of any Insurance Subsidiary to pay dividends or make any other distributions on its Stock held by the Borrower, respectively, or to pay any obligation owed to the Borrower, except as may be required by any Governmental Authority.

         6.17 FISCAL YEAR. Change its fiscal year from a fiscal year ending on December 31.

         6.18 CERTAIN INVESTMENTS. Permit the assets of the Insurance Subsidiary to be invested at any time in violation in any material respect of the Insurance Code as applicable to the Insurance Subsidiary as well as the applicable insurance laws and regulations of any other applicable jurisdiction relating to investments by the Insurance Subsidiary.

         6.19    HAZARDOUS MATERIALS.   Violate any Environmental Law or permit
any Hazardous Material to be brought onto any of the Realty or any other property owned, leased or operated by any Borrower or Subsidiary, except as permitted by applicable law. If any Hazardous Material is brought or found thereon or therein, except as may be permitted above (and then only in strict compliance with all applicable Environmental Laws), Borrower, without cost or expense to the Agent or any Lender, shall perform or cause to be performed all required environmental response, removal, disposal, corrective and remedial actions in a diligent manner and in accordance with all Environmental Laws.
The Borrower shall promptly, after any officer of the Borrower learns or obtains knowledge of the occurrence thereof, give written notice to the Agent of receipt of any written notice of violation or noncompliance, order or request for information from any Governmental Authority with respect to any Environmental Law, and shall promptly remedy any breach of any Environmental Law by Borrower. Agent shall have the right to enter upon the Realty or other property owned, leased or operated by the Borrower or any Subsidiary, or any part thereof (through its employees and/or agents), to verify compliance by Borrower with the terms of this Agreement and to conduct such environmental assessments and audits as Agent shall deem advisable to facilitate such verification; provided, however, BORROWER HEREBY ACKNOWLEDGES THAT ALL HAZARDOUS MATERIAL HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND





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PROCEDURES OF THE BORROWER AND ITS SUBSIDIARIES ARE THE SOLE RESPONSIBILITY OF
THE BORROWER AND ITS SUBSIDIARIES, AND THE BORROWER HAS FULL DECISION-MAKING POWER WITH RESPECT THERETO. BORROWER FURTHER ACKNOWLEDGES THAT NEITHER THE AGENT NOR ANY LENDER IS AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER. NO ACT (OR DECISION NOT TO ACT) OF THE AGENT OR ANY LENDER RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL GIVE RISE TO ANY OBLIGATION OR LIABILITY ON THE PART OF THE AGENT OR ANY LENDER WITH RESPECT TO ENVIRONMENTAL MATTERS. IN NO EVENT SHALL ANY INFORMATION OBTAINED FROM THE AGENT OR ANY LENDER OR THEIR RESPECTIVE AGENTS PURSUANT TO THIS AGREEMENT OR ANY LOAN DOCUMENT CONCERNING THE ENVIRONMENTAL CONDITION OF THE REALTY OR OTHER PROPERTY BE CONSIDERED BY THE BORROWER OR ANY SUBSIDIARY (OR ANY OTHER RECIPIENT OF SAID INFORMATION) AS CONSTITUTING LEGAL OR ENVIRONMENTAL CONSULTING, ENGINEERING, INVESTIGATING OR INSPECTING ADVICE, AND NEITHER THE BORROWER NOR ANY OF ITS SUBSIDIARIES (NOR ANY OTHER RECIPIENT OF SAID INFORMATION) SHALL RELY ON SAID INFORMATION. THE RESPONSIBILITY OF THE BORROWER AND ITS SUBSIDIARIES FOR COMPLIANCE WITH ENVIRONMENTAL LAWS RESTS SOLELY WITH THE BORROWER AND ITS SUBSIDIARIES.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Credit Agreement, the Note and the other Loan Documents:

                 (a) The Borrower shall fail to pay any principal on the Loans when due, or shall fail to pay any interest, fees or any other Obligations when due or within three Business Days thereafter;

                 (b) The Borrower or any Subsidiary shall fail or neglect to observe, perform or comply with any term, provision, condition or covenant contained in SECTIONS 5.3(C) or 5.4(I) or in ARTICLE VI of this Credit Agreement;

                 (c) The Borrower shall fail or neglect to observe, perform or comply with any other term, provision, condition or covenant contained in this Credit Agreement, except those enumerated in SECTIONS 7.1(A) and 7.1(B) above, and the same is not cured within thirty (30) days after the Borrower acquires knowledge thereof;

                 (d) Any representation or warranty made in writing by or on behalf of the Borrower or any Subsidiary in this Credit Agreement or the other Loan Documents or in any certificate, instrument or document delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time as of which such representation or warranty was made;





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                 (e)     The Borrower or any Subsidiary shall fail to observe,
         perform or comply with any term, condition or covenant contained in any of the Loan Documents other than this Agreement, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no specific grace period is applicable, for a period of thirty (30) days after Borrower acquires knowledge thereof;

                 (f) Any Borrower Affiliate shall fail to pay when due, whether by scheduled maturity, acceleration or otherwise (taking into account any applicable grace period), any principal of, interest on or other amount payable in respect of any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $10,000,000; any other default or event of default shall occur under the terms of any agreement or instrument pursuant to which a Borrower Affiliate has incurred any such Indebtedness, the effect of which default or event of default is to accelerate, or permit acceleration of (after any applicable grace period, notice or lapse of time), the maturity of at least $10,000,000 in principal amount of such Indebtedness; or any such Indebtedness of a Borrower Affiliate shall be declared to be due and payable or required to be prepaid or redeemed (other than pursuant to a regular schedule therefor), purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof;

                 (g) The institution of an action or proceeding by any Governmental Authority seeking to place the Insurance Subsidiary under supervision, conservation or rehabilitation, or the appointment of a receiver of any such entity;

                 (h) Any Borrower Affiliate shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of all or a substantial part of its properties, (iii) fail generally to pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due, (iv) make a general assignment for the benefit of creditors or (v) take any corporate action to authorize or approve any of the actions described above;

                 (i) Any involuntary petition or case shall be filed or commenced against a Borrower Affiliate seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which petition or case is not dismissed, bonded or discharged within sixty (60) days of the date of filing; or an order for relief (including, without limitation, the appointment of a custodian, trustee, receiver or similar official) shall be entered in any such proceeding, which order is not immediately stayed or made subject to other similar relief;

                 (j) Any Borrower Affiliate shall (i) cease to be Solvent, or (ii) be enjoined, restrained or in any way prevented by order of court or any other Governmental Authority from conducting all or any material part of its business affairs;

                 (k) Any one or more judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount in excess of $10,000,000 shall be entered or filed against any Borrower Affiliate or any of its respective properties, and all such judgments and processes shall not be dismissed, vacated, stayed, discharged or bonded for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder, and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

                 (l) Any lien, levy or assessment, or notice thereof, shall be filed of record with respect to all or any portion of the assets of any Borrower Affiliate by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation; such lien, levy or assessment, taken together with all other Liens, levies or assessments then of record with respect to the assets of the Borrower Affiliates, taken as a whole, exceeds $10,000,000; and such lien, levy or assessment shall be executed upon or shall not be paid, dismissed, vacated, stayed, released, bonded or discharged within thirty (30) days after the same becomes a lien or, in the case of a lien involving ad valorem taxes, prior to the last day when payment may be made without penalty;

                 (m) Any one or more licenses, permits or authorizations now or hereafter held by any Insurance Subsidiary shall be terminated, suspended or revoked or shall not be renewed, which terminations, suspensions, revocations or failures to renew would, individually or in the aggregate, be likely, in the reasonable judgement of the Required Lenders, to have a Material Adverse Effect;

                 (n) Any Loan Document, at any time after execution and delivery thereof, shall for any reason cease, in any material respect, to be a legal, valid and binding obligation of the Borrower (and any party that becomes a party thereto after the Closing Date), enforceable against such party, or to give the Agent the rights, powers and remedies purported to be created thereby, in each case unless any such cessation is due to any act or failure to act on the part of the Agent or any Lender;

                 (o) The occurrence of any of the following events: (i) the happening of a Reportable Event (which is not waived by the Pension Benefit Guaranty Corporation) with respect to any Employee Plan; (ii) the termination of any Employee Plan in a "distress termination" under the provisions of section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Employee Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Employee Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Agent promptly upon receipt by a Borrower Affiliate of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

                 (p) Any change is made in the Insurance Code that affects the dividend practices of the Insurance Subsidiary and that could reasonably be expected to have a Material Adverse Effect on such entity or the Borrower or the ability of the Borrower to perform its Obligations under the Loan Documents;

                 (q) Any event or events occur that individually or in the aggregate has had or could be expected, in the reasonable judgement of the Required Lenders, to have a Material Adverse

         Effect on the Borrower or the Insurance Subsidiary and that is not capable of being rectified (as reasonably determined by the Required Lenders) to prevent such Material Adverse Effect, or, if capable of being so rectified (as so determined), is not rectified within sixty
         (60) days after such event occurs; or

                 (r)      A Change in Ownership occurs.

                                  ARTICLE VIII

                  RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT;
                            INTERCREDITOR PROVISIONS

         8.1 RIGHTS AND REMEDIES. Upon and at any time after the occurrence and during the continuance of any Event of Default, unless such Event of Default shall have been waived in accordance with SECTION 11.9, the Agent may, with the consent of the Required Lenders, or shall, upon request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Credit Agreement: (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any fees payable in respect thereof shall forthwith become due and payable without any other notice of any kind; (ii) declare all or any part of the Obligations owing hereunder immediately due and payable, whereupon such Obligations shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower and/or (iii) exercise all of the rights and remedies of the Lenders under this Credit Agreement, the other Loan Documents and applicable law (including, without limitation, the Lenders' rights under SECTION 8.2 hereof), in order to satisfy all of the Borrower's Obligations; provided, however, that all obligations shall automatically become due and payable upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(G), (H) or (I) hereof.

         8.2 SET-OFF. The Borrower agrees that, in addition to any rights now or hereafter granted under applicable law or otherwise, the Agent and each of the Lenders shall have, and are hereby granted by the Borrower and authorized to exercise, all rights of set-off provided by applicable law (to the fullest extent thereof) and, in addition thereto, the Borrower agrees that at any time (a) any payment or amount owing by the Borrower under or in connection with this Credit Agreement or the Loan Documents is then due or (b) any Event of Default exists, each Lender or the Agent, without advance notice to the Borrower of any kind (any such notice being expressly waived by the Borrower), may set-off and apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by the Agent or any Lender to or for the credit or the account of the Borrower against any or all of the Obligations of the Borrower to the Agent or any Lender under this Credit Agreement or any other Loan Document, now or hereafter existing, whether or not such Obligations have matured. The Agent and each Lender agree promptly to notify the Borrower after any such set-off or application by it, provided that the failure to give such notice shall not affect the validity of such set-off or application.

         8.3     INTERCREDITOR PROVISIONS.  (a)    Upon the occurrence and
during the continuance of an Event of Default, the proceeds of any collection actions or claims payable to the Agent, for the benefit of





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the Lenders, and all payments made to the Agent, for the benefit of the Lenders, under this Agreement, the Notes and any of the other Loan Documents, shall be applied by the Agent in the following order:

                 (i) First, to the payment in full of all reasonable costs and expenses incurred by the Agent, on behalf of the Lenders, in connection with the collection of the Obligations, including, without limitation, out-of-pocket costs, court costs, attorneys' fees and all liabilities and advances incurred by the Agent in connection therewith, and all other fees, expenses and amounts due to the Agent hereunder and under the other Loan Documents (it is intended that expenses shared by the Lenders, including the Agent, be reimbursed on a pro rata basis pursuant to this clause (i);

                (ii) Second, to the payment in full of all reasonable costs and expenses incurred by the Lenders in connection with the collection of the Obligations, including, without limitation, out-of-pocket costs, court costs attorneys' fees and all liabilities and advances incurred by the Lenders in connection therewith, but only to the extent that such costs and expenses are required to be paid hereunder and under the other Loan Documents;

               (iii) Third, to the payment in full of all interest with respect to the Obligations accrued and unpaid as of the date of the Agent's receipt of such proceeds, pro rata to each Lender based on the percentage that the amount of such interest owed to such Lender bears to the aggregate amount of such interest owed to all Lenders;

                (iv) Fourth, to the payment in full of all remaining Obligations (including, without limitation, principal on the Loans) outstanding and unpaid as of the date of the Agent's receipt of such proceeds, pro rata to each Lender based on the percentage that the amount of such Obligations owed to such Lender bears to the aggregate amount of such Obligations owed to all Lenders; and

                 (v) The balance, to the Borrower or to such other Persons as may be required by law.

                 (b) Each Lender agrees that it shall not, unless specifically requested to do so by the Agent, commence or cause to be commenced against the Borrower any enforcement proceeding with respect to a Note or this Credit Agreement.

         8.4 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the Lenders' rights and remedies set forth in this Credit Agreement is not intended to be exhaustive and the exercise by any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between any of the Borrower Affiliates and any of the Lenders or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Agent or any Lender or the agents or employees of either of them shall be effective to change,

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modify or discharge any provision of this Agreement or to constitute a waiver of any Default or Event of Default.

                                   ARTICLE IX

                                   THE AGENT

         9.1 APPOINTMENT. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         9.2 NATURE OF DUTIES. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Loan Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and

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correct and to have been signed, sent or made by the proper Person or Persons.
The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         9.5 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Loan Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.6 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; PROVIDED, HOWEVER, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS
9.4 and 11.9) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.7 INDEMNIFICATION. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         9.8 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         9.9 SUCCESSOR AGENT. The Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (PROVIDED that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall





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thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

         9.10 CO-AGENT. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, the Co-Agent is named as such for recognition purposes only, and in its capacity as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

                                   ARTICLE X

                         ASSIGNMENTS AND PARTICIPATIONS

         10.1 ASSIGNMENTS. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of
(y) the entire Commitment of such Lender immediately prior to such assignment or (z) $5,000,000, and (iii) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $2,500 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this





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Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

         (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower (if required), together with the Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and
(iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Notes (y) a new Committed Loan Note to the order of such Assignee in a principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Committed Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Committed Loans and/or Commitment hereunder, a new Committed Loan Note to the order of the assigning Lender in an amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Committed Loans) retained by it hereunder, and (z) a new Bid Loan Note to the order of such Assignee in a principal amount equal to the Total Commitment. Such new Notes shall be dated the date of the replaced Notes and shall otherwise be in substantially the forms of EXHIBITS A-1 and A-2, as applicable. The Agent will return cancelled Notes to the Borrower.

         10.2 PARTICIPATIONS. Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) the principal amount of the participation shall not be less than $3,000,000 and no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document (except as to actions that would (x) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations, (y) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Loan Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the

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participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.17(A), 2.17(B), 2.18, 2.19 and 8.2, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

         10.3 MISCELLANEOUS. (a) The Agent and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto.

         (b) Nothing herein shall prohibit the pledging by any Lender of any Note to any Federal Reserve Bank in accordance with applicable law.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall be obligated:

         (a) to pay or reimburse the Agent upon demand and after notice in accordance with SECTION 11.5 for all reasonable expenses (including, without limitation, attorneys' fees, but excluding salaries of the Agent's regularly employed personnel and overhead) incurred or paid by the Agent in connection with: (i) the preparation, execution, delivery, interpretation, modification, amendment or termination of this Agreement or the other Loan Documents or any consent or waiver requested by the Borrower hereunder or thereunder; (ii) charges for appraisers, examiners, environmental consultants, auditors or similar Persons whom the Agent may engage with respect to rendering opinions concerning the financial condition of the Borrower and its Subsidiaries; and
(iii) any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of assets of the Borrower or any Subsidiary;

         (b) to pay or reimburse the Agent and each Lender upon demand and after notice in accordance with SECTION 11.5 for all reasonable expenses (including, without limitation, attorneys' fees, but excluding salaries of the Agent's or such Lender's regularly employed personnel and overhead) incurred or paid by the Agent or such Lender in connection with: (i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by the Agent, the Lenders, or any of them, the Borrower or any other Person) in any way relating to this Agreement or the other Loan Documents or to the Borrower's or any Subsidiary's affairs (other than a dispute solely between or among the Lenders); (ii) any attempt by the Agent or such Lender to enforce any of its rights against the Borrower or any other Person that may be obligated to the Agent or such Lender by virtue of this Agreement or the other Loan Documents; and (iii) any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;

         (c) to pay and hold the Agent and each Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any, including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Loan Documents or in any modification hereof or thereof; and

         (d) to pay and hold the Agent and each Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than any fees or commissions of finders or brokers engaged by the Agent or any Lender.

         11.2 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Credit Agreement and the other Loan Documents. No termination or cancellation (regardless of cause or procedure) of this Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (a) any transaction or event occurring prior to such termination or cancellation, or (b) any of the Borrower's undertakings, agreements, covenants, warranties and representations contained in this Credit Agreement and the other Loan Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until payment in full of the Obligations. The Borrower further agrees that to the extent the Borrower makes a payment or payments to the Lenders, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Lenders.

         11.3 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF

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PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS
SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         11.4 ARBITRATION; PRESERVATION AND LIMITATION OF REMEDIES. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes") between or among the Borrower, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Rate Protection Agreements.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

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         11.5       NOTICE.  All notices and other communications hereunder
shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails with postage prepaid, and addressed to the party to be notified as follows:

         If to the Borrower:            Western National Corporation
                                        5555 San Felipe Avenue
                                        Houston, Texas  77056
                                        Attn:  Mr. Arthur R. McGimsey
                                        Facsimile Number: 713-888-7893

         If to the Agent at:            First Union National Bank of
                                        North Carolina
                                        One First Union Center, TW-10
                                        301 South College Street
                                        Charlotte, North Carolina 28288-0608
                                        Attn:  Syndication Agency Services
                                        Facsimile Number: 704-383-0288

and, if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance); or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or
(iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         11.6 INDEMNIFICATION OF THE AGENT AND THE LENDERS. From and at all times after the date of this Agreement, and in addition to all of the Agent's and the Lenders' other rights and remedies against the Borrower, the Borrower agrees to indemnify and hold harmless the Agent and each Lender and each director, officer, employee, agent and Affiliate of the Agent and each Lender against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against the Agent or such Lender or any such director, officer, employee, agent or Affiliate, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person other than the Borrower, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of this Credit Agreement or the other Loan Documents or any transactions contemplated herein or therein, including without limitation the actual or alleged generation, presence or release of any Hazardous Material on or from, or the transportation of Hazardous Material to or from, any real property owned or leased by the Borrower or any Subsidiary or any other violation of Environmental Laws, whether or not the Agent or the Lender or any such director, officer, employee, agent or Affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or

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investigation; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the gross negligence or wilful misconduct of such indemnified party as finally determined by a court of competent jurisdiction and not subject to appeal, or pursuant to arbitration as set forth in SECTION 11.4. All of the foregoing losses, damages, costs and expenses of the Agent or any Lender shall be payable by the Borrower upon demand by the Agent or the Lender and shall be additional Obligations hereunder. The Borrower's obligations under this SECTION 11.6 shall survive any termination of this Credit Agreement or any other Loan Document.

         11.7 WAIVERS BY THE BORROWER. Except as otherwise provided for in this Credit Agreement, the Borrower waives, to the extent permitted by applicable law, (a) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity and all other notices; (b) any bond or security that might be required by any court prior to allowing the Agent or any Lender to exercise any of the Lenders' remedies under this Credit Agreement or the other Loan Documents; and (c) the benefit of all valuation, appraisement and exemption laws.

         11.8 ASSIGNMENT AND SALE. The Borrower may not sell, assign or transfer this Credit Agreement, or the other Loan Documents or any portion thereof, including without limitation, the Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         11.9 AMENDMENT OR WAIVER. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders; provided, however, that:

         (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Obligations or (ii) postpone any date fixed for any payment of principal, interest (other than additional interest payable hereunder during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Obligations;

         (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase the Commitments of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in the Total Commitment shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the Loan Termination Date,
(iv) amend any provision of this Section or of SECTIONS 2.17, 2.18, 2.19 or 11.6, or (v) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Obligations, of any of its rights and obligations under this Agreement or any of the other Loan Documents;

         (c) no provision relating to the rights or obligations of the Agent under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Agent.

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         11.10      SEVERABILITY.  To the extent any provision of this
Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Credit Agreement.

         11.11 ENTIRE AGREEMENT. This Credit Agreement and the other documents, certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agreements relating to the subject matter hereof. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

         11.12 BINDING EFFECT. All of the terms of this Credit Agreement and the other Loan Documents, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Agent and the Lenders. This provision, however, shall not be deemed to modify SECTION 11.8.

         11.13 EXECUTION IN COUNTERPARTS. This Credit Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement.

         11.14 CONFLICT OF TERMS. The provisions of the exhibits hereto and the other Loan Documents and any schedule or annex hereto are incorporated in this Credit Agreement by this reference thereto. Except as otherwise provided in this Credit Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Credit Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Credit Agreement shall control.

         11.15 INJUNCTIVE RELIEF. The Borrower recognizes that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Credit Agreement, any remedy of law may prove to be inadequate relief to the Lenders. The Borrower therefore agrees that the Lenders, if the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         11.16 SYNDICATION. The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to assist the Agent in the syndication of the Loans and the resulting addition of Lenders after the date hereof and after the Closing Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.


                                WESTERN NATIONAL CORPORATION


                                By:/s/ Richard W. Scott
                                   ------------------------------------
                                       Richard W. Scott, Vice Chairman, General
                                       Counsel and Chief Investment Officer

                                      FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA, as Agent and as a Lender
Commitment:
$32,000,000

                                        By:/s/ Gail M. Golightly
                                           ------------------------------------
                                               Gail M. Golightly,
                                             Senior Vice President


                                        Instructions for wire transfers to the
                                         Agent:

                                        First Union National Bank of
                                         North Carolina
                                        ABA Routing No. 053 000 219
                                        Charlotte, North Carolina
                                        General Ledger No. 465906, RC No. 5007
                                        Attention: Syndication Agency Services
                                        Re: Western National Corporation

                                        Address for notices (as a Lender):

                                        First Union National Bank of
                                         North Carolina
                                        One First Union Center, 5th Floor
                                        301 South College Street
                                        Charlotte, North Carolina 28288-0735
                                        Attention: Jay S. Bullock
                                        Telephone: (704) 383-3789
                                        Telecopy: (704) 383-7611

                                        Lending Office:

                                        First Union National Bank of
                                         North Carolina
                                        One First Union Center, 5th Floor
                                        301 South College Street
                                        Charlotte, North Carolina 28288-0735
                                        Attention: Jay S. Bullock
                                        Telephone: (704) 383-3789
                                        Telecopy: (704) 383-7611

                          TEXAS COMMERCE BANK, N.A., as Co-Agent and as a Lender
Commitment:
$27,000,000

                            By: /s/ Susan Garner
                               ------------------------------------------------
                                    Susan Garner
                                    Vice President


                            Instructions for wire transfers to the
                             Co-Agent:

                            Texas Commerce Bank National Association
                            ABA Routing No. 113 000 609
                            Houston, Texas
                            General Ledger No. 13681-7800
                            Re: Western National Corporation 0040078923

                            Address for notices (as a Lender):

                            Texas Commerce Bank N.A.
                            712 Main, 5-TCB-E
                            Houston, TX  77002
                            Attention: Susan Garner
                            Telephone: 713/216-2446
                            Telecopy: 713/216-7500

                            Lending Office:

                            Texas Commerce Bank N.A.
                            712 Main, 5-TCBE-78
                            Houston, TX 77002
                            Attention: Susan Garner
                            Telephone: 713/216-2446
                            Telecopy: 713/216-7500

                             THE FUJI BANK, LIMITED, as a Lender
Commitment:
$21,000,000

                                        By: /s/ David Kelley
                                           -----------------------------------
                                                David Kelley
                                                Senior Vice President


                                        Instructions for wire transfers to the
                                         Lender:

                                        Texas Commerce Bank
                                        ABA Routing No. 113 000 609
                                        Houston, TX
                                        Account No. 0010-197-3098
                                        Attention: Loan Administration
                                        Re: Western National Corporation

                                        Address for notices:

                                        The Fuji Bank, Limited
                                        1221 McKinney, Suite 4100
                                        Houston, TX  77010
                                        Attention: Mr. Jay Fort
                                        Telephone: 713/650-7855
                                        Telecopy: 713/759-0048

                                        Lending Office:

                                        The Fuji Bank, Limited
                                        1221 McKinney, Suite 4100
                                        Houston, TX  77010
                                        Attention: Jenny Lin
                                        Telephone: 713/650-7821
                                        Telecopy: 713/951-0590

                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a
                                    Lender
Commitment:
$21,000,000

                                    By: /s/ Hiroaki Fuchida
                                       ----------------------------------------
                                            Hiroaki Fuchida
                                            Senior Vice President & Manager


                                    Instructions for wire transfers to the
                                     Lender:

                                    Bank of Tokyo-Mitsubishi Trust Company
                                    ABA Routing No. 0260-0968-7
                                    City:  New York
                                    Short Name:  BK TOKYO TR NYC
                                    CIF# 97770477
                                    Attention: Loan Administration Dept.
                                    Re: Western National Corporation

                                    Address for notices:

                                    Bank of Tokyo-Mitsubishi Trust Company
                                    1251 Avenue of the Americas, 12th Floor
                                    New York, NY  10020-1104
                                    Attention: Mr. Eric Oppenheimer
                                    Telephone: 212/782-4340
                                    Telecopy: 212/782-4935

                                    Lending Office:

                                    Bank of Tokyo-Mitsubishi Trust Company
                                    1251 Avenue of the Americas, 12th Floor
                                    New York, NY  10020-1104
                                    Attention: Mr. Rolando Uy
                                    Telephone: 201/413-8570
                                    Telecopy:  201/766-3127

                                    BANQUE NATIONALE DE PARIS, HOUSTON AGENCY,
                                        as a Lender
Commitment:
$21,000,000

                                    By: /s/ Mike Shryock
                                       ----------------------------------------
                                            Mike Shryock
                                            Vice President


                                    Instructions for wire transfers to the
                                     Lender:

                                    BNP New York
                                    ABA Routing No. 026 007 689
                                    New York
                                    Name of Acct.:  BNP Houston Agency
                                    A/C#: 141011-001-69
                                    Re: Western National Corporation

                                    Address for notices:

                                    Banque Nationale de Paris, Houston Agency
                                    333 Clay, Suite 3400
                                    Houston, TX  77002
                                    Attention: Mr. Mike Shryock
                                    Telephone: 713/951-1224
                                    Telecopy: 713/659-1414

                                    Lending Office:

                                    Banque Nationale de Paris, Houston Agency
                                    333 Clay, Suite 3400
                                    Houston, TX  77002
                                    Attention: Ms. Donna Rose
                                    Telephone: 713/951-1240
                                    Telecopy: 713/659-1414

                                    THE BANK OF NOVA SCOTIA, as a Lender
Commitment:
$18,000,000
                                        By: /s/ F.C.H. Ashby
                                           ------------------------------------
                                                F.C.H. Ashby
                                                Senior Manager Loan Operations

                                        Instructions for wire transfers to the
                                         Lender:

                                        The Bank of Nova Scotia
                                        New York Agency
                                        ABA Routing No. 026 002 532
                                        For Further Credit to Atlanta Agency
                                        Account No.: 0606634
                                        Attention: Cleve Bushey
                                        Re: Western National Corporation

                                        Address for notices:

                                        The Bank of Nova Scotia
                                        600 Peachtree Street N.E.
                                        Suite 2700
                                        Atlanta, GA 30308
                                        Attention: F.S.C. Ashby
                                        Telephone: 404/877-1500
                                        Telecopy: 404/888-8998

                                        With a Copy To:

                                        The Bank of Nova Scotia
                                        Houston Representative Office
                                        1100 Louisiana, Suite 3000
                                        Houston, TX 77002
                                        Attention: Rosine Matthews
                                        Telephone: 713/759-3432
                                        Telecopy: 713/752-2425

                                        Lending Office:

                                        The Bank of Nova Scotia
                                        Atlanta
                                        600 Peachtree Street N.E., Suite 2700
                                        Atlanta, GA  30308
                                        Attention: F.S.C. Ashby
                                        Telephone: 404/877-1500

                                        Telecopy: 404/888-8998
                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                           a Lender
Commitment:
$10,000,000

                                        By: /s/ Renaud d'Herbes
                                           ------------------------------------
                                                Renaud d'Herbes
                                                Senior Vice President


                                        Instructions for wire transfers to the
                                         Lender:

                                        Federal Reserve Bank of New York
                                        ABA Routing No. 026-008-073
                                        New York
                                        Further Credit: 01-88179214000
                                        Attention: Loan Servicing/K.Macksey
                                        Re: Western National Corporation

                                        Address for notices:

                                        Credit Lyonnais New York Branch
                                        1301  6th Avenue
                                        New York, NY 10019
                                        Attention: Mr. Donald Schipf
                                        Telephone: 212/261-7409
                                        Telecopy: 212/261-3401

                                        Lending Office:

                                        Credit Lyonnais New York Branch
                                        1301 6th Avenue
                                        New York, NY 10019
                                        Attention: Lucy Mercado
                                        Telephone: 212/261-7271
                                        Telecopy: 212/261-3401